UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)
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Filed by a Party other than the Registrant  ☐
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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12
Rush Street Interactive, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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RUSH STREET INTERACTIVE, INC.
900 N. Michigan Avenue, Suite 950
Chicago, Illinois 60611
[ ]
Dear Stockholders of Rush Street Interactive, Inc.:
On behalf of the Board of Directors, you are cordially invited to attend the 2026 annual meeting of stockholders of Rush Street Interactive, Inc., a Delaware corporation (“RSI”, the “Company,” “we,” “us,” or “our”), which will be held on June 3, 2026, at 9:00 a.m., Central Time (10:00 a.m., Eastern Time).
After careful consideration we have determined that the annual meeting will be a virtual meeting conducted exclusively via live webcast in order to facilitate stockholder attendance. You or your proxyholder will be able to attend and submit questions and vote at the annual meeting by visiting https://www.cstproxy.com/rushstreetinteractive/2026 and using a control number assigned by Continental Stock Transfer & Trust Company. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement.
Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the Annual Meeting.
Your vote is important to us. Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Please act as soon as possible to vote your shares. You may vote your shares on the Internet or by returning your signed proxy card that you received in the mail in the envelope provided. You may also vote your shares online during the Annual Meeting. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement.
On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of Rush Street Interactive, Inc.:
The annual meeting of stockholders (the “Annual Meeting”) of Rush Street Interactive, Inc. (“RSI”) will be held at 9:00 a.m., Central Time (10:00 a.m., Eastern Time), on June 3, 2026. We have determined that the Annual Meeting will be a virtual meeting conducted exclusively via live webcast in order to facilitate stockholder attendance. You are cordially invited to attend the Annual Meeting online by visiting https://www.cstproxy.com/rushstreetinteractive/2026 and using a control number assigned by Continental Stock Transfer & Trust Company. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “General Information About the Annual Meeting and Voting — How can I attend and vote at the Annual Meeting?”
The Annual Meeting is being held to:
1.elect Neil Bluhm, Jack Markell, Niccolo de Masi and Thomas Winter as Class III directors to serve for a three-year term ending at the 2029 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2.ratify the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for fiscal year 2026;

3.approve amendments to the Second Amended and Restated Certificate of Incorporation (the “Charter”) to (a) provide for officer exculpation as permitted by Delaware law, and (b) make certain clarifying changes to the director removal process (the “Charter Amendments”); and

4.transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.
These items of business are described in the Proxy Statement that follows this notice. Holders of record of shares of RSI’s Class A common stock, par value $0.0001 per share, and/or shares of Class V common stock, par value $0.0001 per share, as of the close of business on [ ], 2026 are entitled to notice of, and to vote at, the Annual Meeting, or any continuation, postponement or adjournment thereof. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to CorporateSecretary@rushstreetinteractive.com, stating the purpose of the request and providing proof of ownership of RSI stock. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 12-digit control number included on your proxy card or on the materials provided by your bank or broker.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have received a proxy card, instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote electronically, even if you have previously submitted your proxy. We encourage stockholders to submit their proxy by Internet or mail.

By Order of the Board of Directors,

Selden Ross
Corporate Secretary

[ ], 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 3, 2026: This notice of Annual Meeting, the related proxy statement and our 2025 Annual Report on Form 10-K are available at https://www.cstproxy.com/rushstreetinteractive/2026.

i

RUSH STREET INTERACTIVE, INC.
900 N. Michigan Avenue, Suite 950
Chicago, Illinois 60611
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2026
This proxy statement (this “Proxy Statement”) and our annual report for the fiscal year ended December 31, 2025 (the “Annual Report” and, together with the Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board”) of Rush Street Interactive, Inc. in connection with our 2026 annual meeting of stockholders (the “Annual Meeting”). The Board is soliciting your proxy to vote at our Annual Meeting (or at any postponement or adjournment of the meeting). This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about [ ], 2026.
As used herein, the terms “Company,” “RSI,” “we,” “us,” or “our” refer to Rush Street Interactive, Inc. and its consolidated subsidiaries unless otherwise stated or the context otherwise requires.
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
The following questions and answers briefly address some commonly asked questions about the Annual Meeting, the proposals to be presented at the Annual Meeting, and how voting with respect to the Annual Meeting works. The following questions and answers do not include all the information that is important to our stockholders. We urge our stockholders to carefully read this entire Proxy Statement, including the other documents referred to herein.
Q:    When and where will the Annual Meeting be held?
A:    The Annual Meeting will be held on Wednesday, June 3, 2026 at 9:00 a.m., Central Time (10:00 a.m., Eastern Time), unless the Annual Meeting is adjourned. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting https://www.cstproxy.com/rushstreetinteractive/2026 and entering your 12-digit control number included in your proxy card or on the instructions that accompanied your proxy materials. Stockholder questions or comments are welcome, but we will only answer questions pertinent to Annual Meeting matters, subject to time constraints. Questions regarding personal matters and statements of advocacy are not pertinent to Annual Meeting matters and therefore will not be addressed. Questions or comments that are substantially similar may be grouped and answered together to avoid repetition.
If you lose your 12-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions or access the list of stockholders as of the close of business on [ ], 2026 (the “Record Date”). Please note that you will only be able to access the Annual Meeting by means of remote communication.
Q:    What proposals are stockholders being asked to vote upon?
A:    We are requesting that our stockholders vote at the Annual Meeting upon the following proposals described in this Proxy Statement:
•Proposal No. 1: Election of Neil Bluhm, Jack Markell, Niccolo de Masi and Thomas Winter as Class III directors to serve for a three-year term ending at the 2029 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.
•Proposal No. 2: Ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for fiscal year 2026.
•Proposal No. 3: Approve the Charter Amendments.
Except as described above, we do not intend to bring any business before the meeting other than that set forth in the Notice of Annual Meeting of Stockholders and described in this Proxy Statement. However, if any other business should properly come before the meeting, the person named in the proxy card intends to vote in accordance with their best judgment on that business and on any matters dealing with the conduct of the meeting pursuant to the discretionary authority granted in the proxy.

Q:    Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?
A:    As of the date this Proxy Statement went to print, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the person named in your proxy card will have the discretion to vote on those matters for you.
Q:    What does it mean if I receive more than one set of proxy materials?
A:    It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials please submit your proxy via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed envelope.
Q:    Who is entitled to vote at the Annual Meeting?
A:    Holders of record of shares of our Class A Common Stock and holders of shares of our Class V common stock, par value $0.0001 per share (the “Class V Common Stock” and together with our Class A Common Stock, our “Common Stock”), as of the Record Date will be entitled to notice of, and to vote at, the Annual Meeting and any continuation, postponement or adjournment thereof. At the close of business on the Record Date, there were [ ] shares of our Class A Common Stock issued and outstanding and entitled to vote and [ ] shares of our Class V Common Stock issued and outstanding and entitled to vote. Each share of our Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.
You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet. To attend and participate in the Annual Meeting, you will need the 12-digit control number included in your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact Continental Stock Transfer & Trust Company (“Continental”) to obtain your 12-digit control number or otherwise vote through the bank or broker. If you lose your 12-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 9:00 a.m., Central Time (10:00 a.m., Eastern Time). We encourage you to access the meeting prior to the start time. Online check-in will begin 15 minutes before the start time of the meeting, and you should allow ample time for the check-in procedures.
Q:    What is the difference between being a “record holder” and holding shares in “street name”?
A:    A record holder (also called a “registered holder”) holds shares in his, her or its name. Shares held in “street name” refer to shares that are held on the holder’s behalf in the name of a bank, broker or other nominee.
Q:    What do I do if my shares are held in “street name”?
A:    If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.
Q:    How many shares must be present to transact business at the Annual Meeting?
A:    A quorum of our stockholders must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of our capital stock issued and outstanding and entitled to vote, present in person or by means of remote communication (which would include presence at the virtual Annual Meeting), or represented by proxy, constitutes a quorum. If you authorize a proxy to vote electronically or you sign and return your paper proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.
Abstentions and broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.
Q:    What are “broker non-votes”?
A:    A “broker non-vote” occurs when shares held by a broker, bank or other nominee in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.
Under current New York Stock Exchange (“NYSE”) interpretations that govern broker non-votes, Proposal Nos. 1 and 3 are considered non-discretionary matters, and a broker will lack the authority to vote uninstructed shares at its discretion on these proposals. However, Proposal No. 2 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

Q:    What if a quorum is not present at the Annual Meeting?
A:    If a quorum is not present or represented by proxy at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present electronically or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.
Q:    How do I vote my shares without attending the Annual Meeting?
A:    We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, there are two ways to vote by proxy:
•by Internet—You can vote over the Internet at www.cstproxyvote.com by following the instructions on the proxy card; or
•by Mail—You can vote by mail by signing, dating and mailing the proxy card that you have received by mail.
Internet voting facilities for stockholders of record are available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 3, 2026.
If your shares are held in the name of a bank, broker or other holder of record (i.e., in “street name”), you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.
Q:    Why hold a virtual meeting?
A:    We believe that hosting a virtual meeting is in the best interest of the Company and its stockholders and will enable increased stockholder attendance and participation because stockholders can participate from any location around the world while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting.
Q:    How can I attend and vote at the Annual Meeting?
A:    We will be hosting the Annual Meeting via live webcast. Any stockholder can attend the Annual Meeting live online at https://www.cstproxy.com/rushstreetinteractive/2026. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:
•Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https://www.cstproxy.com/rushstreetinteractive/2026.
•Assistance with questions regarding how to attend and participate via the Internet will be provided at https://www.cstproxy.com/rushstreetinteractive/2026 on the day of the Annual Meeting.
•Webcast starts promptly at 9:00 a.m., Central Time (10:00 a.m., Eastern Time).
•You will need your 12-digit control number to enter the Annual Meeting.
•Stockholders may submit questions while attending the Annual Meeting via the Internet.
•Webcast replay of the Annual Meeting will be available for at least thirty days following the Annual Meeting.
To attend and participate in the Annual Meeting, you will need the 12-digit control number included in your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact Continental to obtain your 12-digit control number or otherwise vote through the bank or broker. If you lose your 12-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 9:00 a.m., Central Time (10:00 a.m., Eastern Time). We encourage you to access the meeting prior to the start time. Online check-in will begin 15 minutes before the meeting start time, and you should allow ample time for the check-in procedures.
Q:    What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
A:    We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.
Q:    How does the Board recommend that I vote?
A:    The Board recommends that you vote:
•FOR the election of Neil Bluhm, Jack Markell, Niccolo de Masi and Thomas Winter as Class III directors to serve for a three-year term ending at the 2029 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.
•FOR the ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for fiscal year 2026.

•FOR the approval of the Charter Amendments.
Q:    What vote is required to approve each proposal at the Annual Meeting?
A:    The following votes are required for each proposal at the Annual Meeting:
•Proposal No. 1 – Election of Directors: The election of the four director nominees requires a plurality of the votes cast by holders of the Class A Common Stock and holders of the Class V Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, voting as a single class. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as directors. If any nominee for director receives a greater number of votes “withheld” than votes “for” such election, our Corporate Governance Guidelines require that such person must promptly tender within five days following the certification of the stockholder vote his or her resignation to the Board following certification of the vote. The voting options for this proposal are “FOR ALL”, “WITHHOLD ALL” or “FOR ALL EXCEPT”. Votes that are “WITHHELD” with respect to one or more director nominees will result in the respective nominee receiving fewer votes, but will not count as votes against a nominee and will have no effect on the outcome of the election of those nominees because directors are elected by plurality voting. Broker discretionary voting is not allowed for this proposal as this is not considered a discretionary matter, thus broker non-votes are not considered votes cast and will have no effect on the election of the director nominees.
•Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm: The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the holders of at least a majority of the Class A Common Stock and Class V Common Stock, voting together as a single class, present (in person or represented by proxy) and entitled to vote. The voting options for this proposal are “FOR”, “AGAINST” or “ABSTAIN”. A vote marked as an “Abstention” will have the same effect as a vote “against” the proposal. Broker discretionary voting is allowed for this proposal as this is considered a discretionary matter, thus brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.
•Proposal No. 3 - Amendments to the Charter: The approval of the Charter Amendments requires an affirmative vote of the holders of at least a majority of the total voting power of all the outstanding shares of Class A Common Stock and Class V Common Stock, voting together as a single class, and entitled to vote generally in the election of directors. The voting options for this proposal are “FOR”, “AGAINST” or “ABSTAIN”. A vote marked as “Abstention” will have the same effect as a vote “against” the proposal. Broker discretionary voting is not allowed for this proposal as this is not considered a discretionary matter, thus broker non-votes are not considered votes cast and will have no effect on this proposal.
As of the Record Date, Messrs. Neil Bluhm and Richard Schwartz (and the trusts and entities controlled by each of them, respectively) collectively beneficially owned and had the right to vote approximately [ ] of the outstanding shares of our Common Stock (representing approximately [ ]% of the voting power). Messrs. Neil Bluhm and Schwartz have advised us that they intend to vote all such shares for each of the four director nominees listed herein, for the ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for fiscal year 2026 and for approval of the Charter Amendments. As a result, we are assured a quorum at the Annual Meeting and the passage of Proposals No. 1 through 3.
Q:    What if I do not specify how my shares are to be voted?
A:    If you submit a proxy but do not indicate any voting instructions, the person named as proxy will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as within the description of each proposal in this Proxy Statement.
Q:    Who will count the votes?
A:    Representatives of Continental will tabulate the votes, and a representative of Continental will act as inspector of election.
Q:    Can I revoke or change my vote after I submit my proxy?
A:    Yes. Whether you have voted by Internet or mail, if you are a stockholder of record, you may change your vote and revoke your proxy at any time prior to its exercise at the Annual Meeting by:
•sending a written statement to that effect to the attention of our Corporate Secretary at our corporate offices or by electronic mail at CorporateSecretary@rushstreetinteractive.com;
•properly submitting a later proxy via Internet;
•properly submitting a duly executed proxy bearing a later date; or
•voting your shares electronically at the virtual Annual Meeting.
If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Your most recent proxy card or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to us before your proxy is voted or you vote electronically at the Annual Meeting.
Q:    Who is soliciting my proxy?
A:    Our Board is sending you this Proxy Statement in connection with the Board’s solicitation of proxies for use at the Annual Meeting or any adjournment or postponement thereof. Certain of our directors, officers and employees also may solicit proxies on the Board’s behalf, as described below.
Q:    Who will pay for the cost of this proxy solicitation?
A:    We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
Q:    What happens if I sell my shares of Common Stock before the Annual Meeting?
A:    The Record Date for the Annual Meeting is earlier than the date of the Annual Meeting. If you transfer your shares after the Record Date, but before the Annual Meeting, unless you grant a proxy to the transferee, you will retain your right to vote at the Annual Meeting with respect to such shares.
Q:    Who can help answer my questions?
A:    If you have questions about the Annual Meeting, the Proxy Statement or the proposals contained in the Proxy Statement, or if you need additional copies of the Proxy Statement or the enclosed proxy card you should contact:
Rush Street Interactive, Inc.
Attn: Corporate Secretary
900 N. Michigan Avenue, Suite 950
Chicago, IL 60611
CorporateSecretary@rushstreetinteractive.com
In addition, this proxy statement and our 2025 Annual Report on Form 10-K are available at https://www.cstproxy.com/rushstreetinteractive/2026. You also may obtain additional information about RSI from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Board Overview
Our Charter and Amended and Restated Bylaws (“Bylaws”), each as currently in effect, provide that the Board shall be composed of such number of directors as established from time to time by our Board, and that the Board shall be divided into three classes (designated Class I, Class II and Class III) as nearly equal in number as possible, and that each class of directors shall be elected for a term of three years with the term of one class expiring each year. Our Board has fixed the number of directors at eleven, and we currently have eleven directors serving on the Board.
Based upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “NCG Committee”), the Board has nominated four Class III directors for re-election at the Annual Meeting to serve for a three-year term ending at the 2029 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, resignation, retirement, disqualification or removal, and the proxies cannot be voted for a greater number of persons than the number of director nominees named in this Proxy Statement.
Director Nomination Process
The NCG Committee is responsible for recommending candidates to serve on the Board and its committees. The NCG Committee believes that all directors must, at a minimum, meet the criteria set forth in the Board’s Code of Ethics and the Corporate Governance Guidelines, which specify, among other things, that the NCG Committee will consider criteria such as ethics, conflicts of interest, independence, business and professional activities, experience, qualifications and skills, time and participation, and age in the context of the needs of the Board. In particular, the NCG Committee considers a nominee’s differences in, among other things, viewpoint, gender, knowledge, experience and skills. The NCG Committee believes that a range of backgrounds and viewpoints is useful for maintaining an effective board. The NCG Committee seeks a Board that is representative of our dynamic and growing business and has a good understanding of our stockholder base, customers and personnel. As of the date of this Proxy Statement, approximately 27.3% of our Board members identify as female or as a member of a minority group.
The NCG Committee also considers a combination of factors for each director, including whether the nominee displays or exhibits: (i) personal and professional integrity; (ii) satisfactory levels of education and/or business experience; (iii) broad-based business acumen; (iv) an appropriate level of understanding of our business and its industry and other industries relevant to our business; (v) the ability and willingness to devote adequate time to the work of our Board and its committees; (vi) skills and personality that complement those of our other directors that helps build a board that is effective, collegial and responsive to our needs; (vii) strategic thinking and a willingness to share ideas; (viii) a broad array of experiences, expertise and background; and (ix) the ability to represent the interests of all of our stockholders.
The NCG Committee has determined that all of our director nominees meet the criteria and qualifications set forth in our Code of Ethics, the Corporate Governance Guidelines and certain other criteria, including the criteria set forth above. Moreover, each director nominee possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our stockholders: accountability, ethical leadership, governance, integrity, risk management and sound business judgment. The director nominee biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function for the Company and its stockholders, and guide the long-term sustainable, dependable performance of the Company.
The NCG Committee will consider director candidates recommended by stockholders, and such candidates will be considered and evaluated under the same criteria described above. Any recommendation submitted to us should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected and must otherwise comply with the requirements under our Bylaws for stockholders to recommend director nominees. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary, Rush Street Interactive, Inc., 900 N. Michigan Avenue, Suite 950, Chicago, IL 60611. All recommendations for director nominations received by the Corporate Secretary that satisfy our Bylaws requirements relating to such director nominations will be presented to the NCG Committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws. These timing requirements are also described under the caption “Stockholder Proposals and Director Nominations.”
Under that certain Investor Rights Agreement, dated as of December 29, 2020 (the “Investor Rights Agreement”), entered into in connection with the previously consummated business combination with dMY Technology Group, Inc. (the “Business Combination”), dMY Sponsor, LLC (“Sponsor”) has the right to designate a certain number of individuals as director nominees recommended by the Board for election by the Company’s stockholders at each applicable annual or special meeting of stockholders if certain criteria are met. Specifically, (i) for so long as the Sponsor and its permitted transferees, either individually or as a group, beneficially own Class A Common Stock representing at least 50% of the Class A Common Stock held by the Sponsor immediately after the closing of the Business Combination, the Sponsor will have the right to nominate two directors to the Board; and (ii) for so long as the Sponsor and its permitted transferees, either individually or as a group, beneficially own Class A Common Stock representing at least 25% (but less than 50%) of the Class A Common Stock held by the Sponsor immediately after the closing of the Business Combination, the Sponsor will have the right to nominate one director to the Board. Based on the Sponsor’s and its permitted transferees’ beneficial ownership of Class A Common Stock as of the date of this Proxy Statement, the Sponsor does not have the right to designate any individuals for such purpose.

The Investor Rights Agreement also provides that for so long as the sellers in the Business Combination (the “Sellers”) and their permitted transferees, either individually or as a group, beneficially own at least a majority of the voting power of the capital stock of the Company and the Company qualifies as a controlled company under applicable NYSE rules, Rush Street Interactive GP, LLC, as the representative (the “Sellers’ Representative”) on behalf of the Sellers and their permitted transferees, has the right to designate the remaining director nominees recommended by the Board for election by the Company’s stockholders at each applicable annual or special meeting of stockholders. In the event that applicable NYSE rules would no longer entitle either the Sellers and their permitted transferees to designate such number of directors or the Company to nominate the number of directors that the Sellers’ Representative is entitled to designate, then, subject to the Sponsor’s right to designate the number of directors described above, (i) for so long as the Company qualifies as a controlled company under applicable NYSE rules, the Sellers’ Representative will be entitled to designate the maximum number of directors that the Company could nominate without violating such rules, and (ii) if the Company no longer qualifies as a controlled company under applicable NYSE rules, the Sellers’ Representative will be entitled to designate the number of director nominees that is proportionate to the percentage of issued and outstanding voting securities of the Company held at the time by the Sellers and their permitted transferees, taken as a whole. Based on the Sellers’ beneficial ownership of our Common Stock as of the date of this Proxy Statement and the number of directors currently comprising the Board, the Sellers’ Representative has the right to designate eleven individuals for such purpose, including the four Class III director nominees to be elected at this Annual Meeting.
Messrs. Neil Bluhm, Jack Markell, Niccolo de Masi and Thomas Winter are the four Class III director nominees standing for re-election at this Annual Meeting.
We believe we have a balanced Board, which is comprised of directors who individually possess the leadership and character commensurate with the role of director, and who collectively possess the mix of skills necessary to provide appropriate oversight of a company the size and complexity of the Company. In addition, the Board possesses a strong mix of experienced and newer directors.
Director Nominees
The Board is currently comprised of Neil Bluhm, Richard Schwartz, Andrew Bluhm, Leslie Bluhm, Judith Gold, James Gordon, Jack Markell, Niccolo de Masi, Paul Wierbicki, Thomas Winter and Daniel Yih, with the Class I directors being Andrew Bluhm, Judith Gold, Paul Wierbicki and Daniel Yih, the Class II directors being Leslie Bluhm, James Gordon and Richard Schwartz, and the Class III directors being Neil Bluhm, Jack Markell, Niccolo de Masi and Thomas Winter. Each of their biographies and terms are disclosed below. Each of the current Class III directors is standing for re-election at this Annual Meeting.
Each Class III director nominee was recommended to the Board for re-election by the NCG Committee. Each of the Class III director nominees was designated by the Sellers’ Representative pursuant to the Investor Rights Agreement. Each nominee has consented to stand for election, and the Board does not anticipate that any nominee will be unavailable to serve. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute, subject to the rights of the Sellers’ Representative under the Investor Rights Agreement. If that happens, the person named as proxy on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.
The information presented below regarding each nominee also sets forth specific experience, qualifications, attributes and skills that led our Board to conclude that such individual should serve as a director in light of our business and structure.
Class III Director Nominees for Election for a Three-Year Term Expiration at the 2029 Annual Meeting
Neil Bluhm, 88, has been our Executive Chairman since April 9, 2021 and Chairman of the Board since December 2020. Mr. Bluhm is a leading business executive having built and led multiple successful companies in the areas of real estate development, gaming, and private equity. Mr. Bluhm co-founded JMB Realty Corp. (“JMB”) and has served as the President of JMB since 1968. JMB became one of the largest property owners and developers in the United States with successful developments that include urban shopping centers and malls, five-star hotels, commercial office towers, and residential projects. Mr. Bluhm and JMB set the standard for superior mixed-use developments that combine retail, dining, hotel, office and residential. Marquee projects included Century City in Los Angeles and 900 North Michigan in Chicago, featuring the prestigious Four Seasons hotel, among innumerable other high-profile ventures. In 1994, Mr. Bluhm co-founded Walton Street Capital, a real estate private equity firm, where he served as a Principal from 1995 through August 2021. In 2009, Mr. Bluhm co-founded Rush Street Gaming, LLC (“RSG”), one of the fastest growing companies in the gaming industry. Mr. Bluhm has served as the Managing Member of RSG since 2009. RSG has developed seven regional destination casinos, including five of which it continues to operate in downtown Pittsburgh and Philadelphia, the Capital Region of New York, in the Chicago suburbs and Portsmouth in Virginia. Early in his career, Mr. Bluhm worked as an attorney with Mayer, Brown & Platt, where he rose to partner. Mr. Bluhm has been a life trustee and member of the investment committee at Northwestern University since 1986, a member of the board of directors of Northwestern Memorial Foundation of Northwestern Hospital since 2001, a member of the board of trustees of the Whitney Museum of American Art since 2003, during which time he has served in various roles including as President and co-chair, an honorary member of the board of directors for the Alzheimer’s Disease & Related Disorders Association since 1996 and a member to the advisory board of Chicago Cares since 1991. Mr. Bluhm earned a Bachelor’s degree from the University of Illinois and a J.D. from Northwestern University School of Law. Mr. Bluhm’s qualifications to serve as Chairman of the Board include his extensive and varied leadership experience throughout his career in the real estate, casino and gaming industries.
Jack Markell, 65, has been a director of the Company since March 2025. Mr. Markell was most recently elected to the board of trustees of FS Credit Income Fund in August 2025 and Graham Holdings Company (NYSE: GHC) in February 2025, where he previously served as a director from May 2017 through December 2021. Mr. Markell was the U.S. Ambassador to the Italian Republic and the Republic of San Marino from September 2023 to January 2025. Prior to that, he served as the U.S. Ambassador to the Organization for Economic Co-operation and Development from February 2022 to August 2023. He previously served as the 73rd governor of Delaware from 2009 to 2017. Before he was elected Governor, Mr. Markell was the Delaware State Treasurer for 10 years from January 1999 to January 2009. Mr. Markell has also held several executive leadership roles in corporate development, investor relations, strategic management and consulting. Mr. Markell previously served on the boards of Upstream USA, Symbiont.io, FS Credit Real Estate Income Trust, Scientific Games Corporation (now known as Light & Wonder, Inc., NASDAQ: LNW), Vemo Education, Generation USA, High Resolves and on the National Board of Directors of Jobs for America’s Graduates. He also served as a Trustee of the Annie E. Casey Foundation, Strada Education Network and Delaware State University. He earned his undergraduate degree in economics and development studies from Brown University and an MBA from the University of Chicago. Mr. Markell’s qualifications to serve on the Board include his extensive expertise in the government relations, corporate development and strategic management.
Niccolo de Masi, 45, has been a director of the Company since September 2019 and served as dMY Technology Group, Inc’s Chief Executive Officer from January through December 2020. Mr. de Masi currently serves as Chairman, President and Chief Executive Officer of IonQ, Inc. (NYSE: IONQ), and has served on its board, audit committee and nominating and governance committee and compensation committee from September 2021 to February 2025. Mr. de Masi has previously served on the board and audit committee of Planet Labs PBC (NYSE: PL) from December 2021 to July 2025, the board and compensation committee of Genius Sports Limited (NYSE: GENI) from April 2021 to December 2023, as chief executive officer and a director of dMY Technology Group, Inc. VI (formerly NYSE: DMYS) since April 2021 and dMY Squared (formerly NYSE: DMYY) from October 2022 until February 2025. Prior to that, Mr. de Masi served in various executive and director roles for numerous other public and private companies. Mr. de Masi serves on the Leadership Council of the UCLA Grand Challenges. Mr. de Masi received his B.A. and MSci. degrees in physics from Cambridge University. Mr. de Masi’s qualifications to serve on the Board include his extensive public company corporate governance experience and leadership in the mobile gaming, app and technology space.
Thomas Winter, 51, has been a director of the Company since December 2024. Mr. Winter has served on the board of Bragg Gaming Group Inc. (Nasdaq: BRAG) since March 2026. Prior to that, he served as the General Manager of North America iGaming at DraftKings Inc. (Nasdaq: DKNG) from May 2022 to September 2023. Before that, he founded Golden Nugget Online Gaming, Inc. (Nasdaq: GNOG), an online casino and sports betting operator, in September 2013 and served as its President from December 29, 2020 until it was acquired by DraftKings Inc. in May 2022. Between 2013 and 2020, Mr. Winter had served as the Senior Vice President and General Manager of the online gaming division of Landry’s LLC, an entertainment, hospitality and gaming conglomerate and Golden Nugget Online Gaming’s former indirect parent. Prior to 2013, Mr. Winter served in various senior and advisory roles in the gaming industry, including as Chief Operating Officer, then as Chief Executive Officer, of Betclic, a major European online sports betting and gaming operator from 2008 to 2011, and Chief Operating Officer of Expekt.com in 2009, a sister company of Betclic and a pioneer brand in the online gaming industry. Mr. Winter was a non-executive director for Metro Play, the online gaming arm of the Daily Mail Group Media, from 2012 until its sale in 2014, a non-executive director for Groupe Paris Turf, the leading horse racing media group in France, in 2013, and an advisory board member then a board observer for Superbet, one of the largest online gaming operators in Central and Eastern Europe, between 2018 and 2022. In October 2024, Mr. Winter was appointed as a board member and senior advisor of Awager, an innovative iGaming live streaming technology provider backed by Oaktree Capital Management. Mr. Winter holds a Master in Management - Grande Ecole from ESSEC business school in Paris. Mr. Winter’s qualifications to serve on the Board include his deep expertise in the online gaming and sports betting industry, along with his strong leadership, financial and marketing experience.
Continuing Class I Directors to Serve Until the 2027 Annual Meeting
Andrew Bluhm, 59, has been a director of the Company since March 2025. Mr. Bluhm is the founder and managing principal of Delaware Street Capital. Previously, he was a partner at Walton Street Capital, a multi-billion dollar private equity real estate opportunity fund. Prior to Walton Street Capital, Mr. Bluhm worked for JMB Realty Corporation in their acquisitions group and for Goldman, Sachs and Company in their leveraged finance group. Over his career, he has invested billions of dollars across different asset classes. Mr. Bluhm received an M.B.A. from Harvard Business School and a B.S. magna cum laude from the Wharton School at the University of Pennsylvania. Mr. Bluhm’s qualifications to serve on the Board include his extensive expertise in finance, investing and corporate development. Mr. Bluhm previously served as an observer on the Company’s Board.
Judith Gold, 62, has been a director of the Company since December 2020. Ms. Gold has been a Managing Director, Government Relations & Strategy, and Senior Counsel at LAMB Capital Advisors, LLC since December 2020. Prior to joining LAMB Capital Advisors, LLC, Ms. Gold was a partner at Perkins Coie LLP, which she joined in 2005, where she advised companies and senior executives on corporate communications, public affairs, crisis communications, reputation management and public strategies. Ms. Gold began her legal career in 1989 at Altheimer & Gray, where she was an associate and later became a partner. Ms. Gold has also served in numerous public policy roles throughout her career, including in Chicago Mayor Richard M. Daley’s Cabinet as Chief of Policy for the City of Chicago, as a member of the Illinois State Board of Education, and as Chair of the Illinois Commission on the Status of Women. Ms. Gold devotes significant time to service for nonprofit organizations, including currently serving as a member of the boards of directors of Columbia College Chicago, the Illinois Coalition Against Sexual Exploitation and the Chicago Civic Federation. Ms. Gold earned a B.A. from the University of Michigan and a J.D. from the University of Chicago Law School. Ms. Gold’s qualifications to serve on the Board include her over thirty years of public and private sector experience of providing government relations, communications and public policy advice to companies and senior executives in regulated industries.
Paul Wierbicki, 46, has been a director of the Company since December 2020, and our General Counsel and Chief Legal Officer since July 2021. He currently also serves on the board of directors of Cutera, Inc., since February 2025, and on the board of directors of Velsera Inc., since October 2024. Prior to that, Mr. Wierbicki was the General Counsel of LAMB Capital Advisors, LLC since June 2015. Before joining LAMB Capital Advisors, LLC, Mr. Wierbicki served as Senior Counsel, Business and Legal at AbbVie Inc. from March 2014 to May 2015 and as a Partner at Kirkland & Ellis LLP, specializing in restructuring and debt finance, from October 2011 to February 2014. Mr. Wierbicki served on the board of directors and compensation committee of Green Rivers Spirits Company (f/k/a Terressentia Corporation) from February 2017 and January 2018, respectively, through September 2021, the board of directors and as treasurer of Sutton Place Association since January 2016, and the board of directors of The Civic Federation from September 2012 to December 2015. Mr. Wierbicki earned a B.A. in Economics and Political Science from Vanderbilt University, an Advanced Professional Certificate in Law and Business from New York University, Stern School of Business and a J.D. from New York University School of Law. Mr. Wierbicki’s qualifications to serve on the Board include his extensive and varied legal and deal experience throughout his career, including his role as our General Counsel and Chief Legal Officer and his experience in the casino and gaming industries.
Daniel Yih, 67, has been a director of the Company since June 2022. Mr. Yih was a Managing Director of Starwood Capital Group from 2007 to August 2022. During this time, Mr. Yih served as President of Starwood Outdoors, Chief Investment Officer, Europe, Interim Head of Asset Management, Europe, CEO of BR Guests Restaurant, a portfolio company of Starwood Capital, and Global Chief Operating Officer. Mr. Yih also served on Starwood’s Investment Committee from 2007 to 2020. Prior to joining Starwood, Mr. Yih was Chief Operating Officer and a Portfolio Principal of the buyout fund GTCR Golder Rauner. Before that, Mr. Yih was a general partner at Zell-Chilmark Fund, a buyout fund investing in financially distressed companies. Mr. Yih also previously served as Chief Administrative Officer and Chief Financial Officer of Welbilt Corporation, a commercial food equipment manufacturer. Mr. Yih began his career at Kirkland & Ellis, representing equity investors in leveraged buyout transactions and venture capital investments. He previously served on the boards of directors and audit committees of Ann Inc. (formerly NYSE: ANN) from 2007 to 2015 and Starwood Hotels & Resorts Worldwide, Inc. (formerly NYSE: HOT) from 1995 to 2007. Mr. Yih also served as chairman of the board of trustees for the Thacher School. Mr. Yih earned a Juris Doctor and a Master of Business Administration from the University of Chicago. He graduated with a B.S. in mechanical engineering with distinction from Stanford University. Mr. Yih’s qualifications to serve on the Board include his extensive business experience and experience serving on public company boards of directors.
Continuing Class II Directors to Serve Until the 2028 Annual Meeting
Leslie Bluhm, 61, has been a director of the Company since December 2020. Ms. Bluhm has been an associate at JMB Realty Corp. since 1991. Prior to joining JMB Realty Corp. Ms. Bluhm co-founded, and served as the President of Chicago Cares Inc. (“Chicago Cares”), a nonprofit volunteer service organization, from 1990 to 2016. Since 2013, Ms. Bluhm has served on the board of trustees of the Museum of Contemporary Art Chicago, and on the board of directors of both OneGoal and Shining Hope for Communities. Since 2017, Ms. Bluhm has served as trustee of the Whitney Museum of American Art. She previously served on the board of The Chicago Community Trust from 2013 to 2023. Ms. Bluhm earned a B.A. degree from the University of Michigan and a J.D. from the University of Chicago Law School. Ms. Bluhm’s qualifications to serve on the Board include her extensive experience as a community leader, as well as her training as an attorney.
James Gordon, 76, has been a director of the Company since December 2020. Mr. Gordon has been the Managing Partner of Edgewater Growth Capital Partners (“Edgewater”) since he founded Edgewater in 2001. Prior to forming Edgewater, Mr. Gordon was President of Gordon Foods, Inc. and Gordon’s Wholesale, Inc. In 1982, Mr. Gordon engineered a leveraged buy-out of his personal and family interests in The Gordon Companies and in 1986 sold the company to a European multinational corporation. Mr. Gordon has served on the boards of directors of numerous Edgewater portfolio companies. Mr. Gordon has also previously served on the board of directors of numerous philanthropic and non-profit organizations, including The Whitney Museum of American Art as chair of the investment committee, The Art Institute of Chicago as a member of the board of trustees and the investment committee, The Chicago Museum of Contemporary Art on the executive committee of the board and the investment committee and on the board of trustees of Grinnell College as head of the investment committee. Mr. Gordon earned a B.A. from Northwestern University. Mr. Gordon’s qualifications to serve on the Board include his extensive experience as a private equity investor and his service on numerous other public and private company and philanthropic boards.
Richard Schwartz, 51, has been a director of the Company since August 2021. Mr. Schwartz has been our Chief Executive Officer since August 2021. He co-founded the Company in 2012 and served as the Company’s President from inception until August 2021. Prior to joining the Company, Mr. Schwartz started and led the interactive business for WMS Industries, which in 2010, launched the award-winning UK-facing online casino business, Jackpot Party. Richard has been a leader and innovator in the gaming industry for over 15 years, is an inventor on over 50 patents and/or patent applications, and has a deep understanding of player psychology. Prior to joining the gaming industry, Mr. Schwartz was an executive at Telecom Italia Lab USA (formerly Telecom Italia Ventures) and an intellectual property attorney in the Silicon Valley. Mr. Schwartz graduated from the University of California, Berkeley and received his law degree from the University of California, Hastings College of the Law. Mr. Schwartz’s qualifications to serve on the Board include his extensive experience as Chief Executive Officer (and formerly President) of the Company, and his extensive and varied experience throughout his career in the casino and gaming industries.
Vote Required
Under our Bylaws, the election of the four director nominees at the Annual Meeting requires a plurality of the votes cast by holders of the Class A Common Stock and holders of the Class V Common Stock present in person or represented by proxy and entitled to vote on the election of directors, voting as a single class. In an uncontested election of directors, this means that each director nominee will be elected if he or she receives at least one “FOR” vote. Failure to vote by proxy or to vote electronically at the virtual Annual Meeting and “WITHHOLD” votes will result in a respective nominee having fewer votes, but will have no effect on the outcome of the election because a plurality of the votes cast is required for the election of the director nominee. Cumulative voting is not permitted in the election of directors.
Our Corporate Governance Guidelines require that in an uncontested election of directors, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will, within five days following the certification of the stockholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the NCG Committee. For these purposes, an “uncontested election of directors” is an election in which the number of nominees is not greater than the number of Board seats open for election. The NCG Committee shall review the director’s continuation on the Board and recommend to the Board whether it should accept such tendered resignation. The Board, giving due consideration to the best interests of the Company and its stockholders, shall evaluate the relevant facts and circumstances in connection with such director’s resignation, and shall make a decision, within 90 days following the certification of the stockholder vote, on whether to accept the tendered resignation. Any director who tenders a resignation pursuant to this provision of our Corporate Governance Guidelines shall not participate in the NCG Committee’s recommendation or Board’s decision regarding the resignation. The Board will promptly disclose publicly its decision and, if applicable, the reasons for rejecting the tendered resignation.
Board Recommendation
The Board unanimously recommends a vote “FOR” each of the Class III director nominees: Neil Bluhm, Jack Markell, Niccolo de Masi and Thomas Winter.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Appointment of Independent Registered Public Accounting Firm
The audit committee of the Board (the “Audit Committee”) appoints our independent registered public accounting firm. In this regard, the Audit Committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. WithumSmith+Brown, PC (“Withum”) has served as our independent registered public accounting firm since 2019. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the Audit Committee has appointed Withum to serve as our independent registered public accounting firm for the year ending December 31, 2026.
Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Withum to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and it is a good corporate governance practice. If our stockholders do not ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of Withum are expected to attend the Annual Meeting, will have an opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions from stockholders.
Audit, Audit-Related, Tax and All Other Fees
The table below sets forth the aggregate fees billed by Withum in fiscal years 2024 and 2025.

	2025	2024

Audit Fees(1)	$1,389,800	$1,260,540
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,389,800	$1,260,540
___________________________
1.Audit fees consist of fees for audit services related to the audit of RSI’s annual consolidated financial statements, the review of RSI’s quarterly consolidated financial statements, services performed in connection with RSI’s required regulatory audits, services performed in connection with RSI’s securities offerings and/or registration statements, including comfort letters, consents and review of documents filed with the SEC and other offering documents, and related data and security fees.
Pre-Approval Policies and Procedures
The formal written charter for our Audit Committee requires that the Audit Committee pre-approve all audit and permitted non-audit and tax services to be provided to us by our independent registered public accounting firm, and establish policies and procedures for the Audit Committee’s pre-approval of permitted services in compliance with applicable SEC rules and review such pre-approval policies at least quarterly.
On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by our independent registered public accounting firm without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. Any subcommittee of the Audit Committee to which the Audit Committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the Audit Committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the Audit Committee requires pre-approval for such additional services or such additional amounts.
All of the services listed in the table above provided by Withum were approved by our Audit Committee.
Vote Required
Under our Bylaws, the ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the Class A Common Stock and Class V Common Stock, voting together as a single class, present

(in person or represented by proxy) and entitled to vote. The voting options for this proposal are “FOR”, “AGAINST” or “ABSTAIN”. A vote marked as an “Abstention” will have the same effect as a vote “against” the proposal. Broker discretionary voting is allowed for this proposal as this is considered a discretionary matter, thus brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.
Board Recommendation
The Board and our Audit Committee unanimously recommend a vote “FOR” the ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for fiscal year 2026.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee operates pursuant to a charter, which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of “Corporate Governance—Audit Committee.” Under the Audit Committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for the integrated audit of our financial statements and internal controls over financial reporting.
In the performance of its oversight function, the Audit Committee reviewed and discussed with management and Withum, as the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended December 31, 2025. The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB, regarding such independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with the Company’s independent registered public accounting firm their independence from the Company.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC.
Submitted by the Audit Committee of the Board:
Daniel Yih (Chair)
Niccolo de Masi
James Gordon

EXECUTIVE OFFICERS
The table below identifies and sets forth certain biographical and other information regarding our executive officers as of April 13, 2026. Other than as to Neil Bluhm, Andrew Bluhm and Leslie Bluhm, as more fully described under “Corporate Governance — Director Independence,” there are no family relationships among any of our executive officers or directors.

Name	Age	Position(s)
Neil Bluhm	88	Executive Chairman and Director
Richard Schwartz	51	Chief Executive Officer and Director
Kyle Sauers	55	President and Chief Financial Officer
Mattias Stetz	46	Chief Operating Officer
Paul Wierbicki	46	Chief Legal Officer, General Counsel and Director
See pages 7, 9 and 8 of this Proxy Statement for the biographies of Neil Bluhm, Richard Schwartz and Paul Wierbicki, respectively.
Kyle L. Sauers, 55, has served as the Company’s President and Chief Financial Officer since October 2025 and 2020, respectively. Prior to joining the Company, Mr. Sauers served as the Chief Financial Officer of Echo Global Logistics (“Echo”) from 2013 to 2020 and as Senior Vice President of Finance and Controller from 2011 to 2013. Echo is a leading Fortune 1000 provider of technology-enabled technology and supply chain services. Prior to Echo, Mr. Sauers was the General Manager of Varian Medical Systems’ Security & Inspection Products Division, a result of Varian’s acquisition of Bio-Imaging Research (“BIR”) where he had served on the board of directors and as Chief Financial Officer since 2005. BIR was a leading supplier of cargo screening systems and software. Prior to BIR, Mr. Sauers spent eight years at Sphere Communications, a leading VoIP software technology company, most recently as Chief Financial Officer. Before Sphere, Mr. Sauers served in various financial management positions at APAC Customer Services, a provider of outsourced customer care and acquisition services. Mr. Sauers began his career as part of the Audit and Business Advisory Practice at Arthur Andersen LLP. Mr. Sauers graduated from the University of Illinois with a Bachelor of Science degree in Accounting.
Mattias Stetz, 46, serves as the Company’s Chief Operating Officer. He joined the Company in April 2016, and oversees Operations and our Latin American business. Mr. Stetz has extensive experience in marketing, sports betting operations, and media content creation for the sports wagering vertical, and prior to the Company was a former executive at Kindred Group plc (“Kindred Group”) from 2004 to 2016, including serving as Kindred Group’s Chief Commercial Officer from 2009 to 2016. While at Kindred Group, Mr. Stetz was involved in helping shape Kindred Group’s long-term strategy and also oversaw day-to-day marketing and operations. Originally from Sweden, Mr. Stetz has a Master of Science in Marketing and Business Development from the Stockholm School of Economics and is also a Harvard Business School alumnus (GMP 2015).

CORPORATE GOVERNANCE
Corporate Governance Guidelines and Code of Ethics
The Board has adopted Corporate Governance Guidelines. Our Corporate Governance Guidelines address, among other things, items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to the Company and the Board. In addition, the Board has adopted a Code of Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. Copies of the Corporate Governance Guidelines and the Code of Ethics are posted on the “Governance — Governance Documents” section of the “Investor Relations” page of our website located at ir.rushstreetinteractive.com, or copies may be made available upon request by writing to our Corporate Secretary at our offices at 900 N. Michigan Avenue, Suite 950, Chicago, IL 60611. We will make available any legally required disclosures regarding amendments to our Code of Ethics or waivers of our Code of Ethics for directors and officers on the same website. Our website is not part of or incorporated by reference into this Proxy Statement.
Board Composition
Our business affairs are managed under the direction of the Board. The Board currently consists of eleven members, divided into three staggered classes (Class I, Class II and Class III). At each annual meeting of our stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring, as follows:
1.the Class I directors, whose terms will expire at the 2027 annual meeting of stockholders, are Andrew Bluhm, Judith Gold, Paul Wierbicki and Daniel Yih;
2.the Class II directors, whose terms will expire at the 2028 annual meeting of stockholders, are Leslie Bluhm, James Gordon and Richard Schwartz; and
3.the Class III directors, whose terms will expire at this Annual Meeting and who have been nominated and recommended by the Board for re-election at the Annual Meeting, are Neil Bluhm, Jack Markell, Niccolo de Masi and Thomas Winter.
Certain of our stockholders currently have the right to nominate individuals to serve as directors pursuant to the Investor Rights Agreement. See the section “Proposal No. 1 Election of Directors — Board Overview” of this Proxy Statement for additional details.
Pursuant to the Investor Rights Agreement, for as long as the Sellers and their permitted transferees beneficially own 25% or more of the outstanding voting securities of RSI and no third-party person or group of persons beneficially owns a percentage of outstanding voting securities of RSI greater than that beneficially owned by the Sellers and their permitted transferees, the Sellers’ Representative has the right to appoint up to three non-voting board observers to the Board, including Meredith Bluhm-Wolf, Leslie Bluhm (who is currently a director) and Andrew Bluhm (who is currently a director), in each case, as long as he or she is not otherwise a director on the Board. Each board observer will have the right to attend Board meetings in a non-voting, observer capacity and receive copies of all notices, minutes, consents and other materials that we provide to the Board. No board observer will have the right to vote on any matter submitted to the Board or offer any motions or resolutions to the Board. We may withhold information or materials from the board observers under certain customary circumstances, including in the event of a conflict of interest. As of the date hereof, Ms. Meredith Bluhm-Wolf is a board observer to the Board.
In addition to serving on our Board, Mr. de Masi serves as the Chairman, President and Chief Executive Officer of IonQ Inc. (NYSE: IONQ), as the Chief Executive Officer and director of dMY Technology Group, Inc. VI (formerly NYSE: DMYS) and dMY Squared(formerly NYSE: DMYY) from October 2022 until February 2025, the board of Ares Interactive, Inc. and Jagex Ltd. The Board has considered each of Mr. de Masi’s commitments to serve on the boards and applicable board committees of those companies and other private companies and has affirmatively determined that such simultaneous service does not impair his ability to effectively serve on our Board or as a member of any of its committees.
Controlled Company Status
Messrs. Neil Bluhm and Schwartz, and their respective trusts and entities controlled by them, acting together as a group, collectively hold greater than 50% of the voting power of our outstanding Common Stock (see the section “Security Ownership of Certain Beneficial Owners and Management” of this Proxy Statement for additional details regarding those holdings). Consequently, we are a “controlled company” within the meaning of the NYSE’s corporate governance standards. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including that:
•a majority of its board consist of independent directors;
•it have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
•it have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•it conduct an annual performance evaluation of the nominating and corporate governance and compensation committees.
We currently rely on one or more of these exemptions. Currently, we do not have a majority of independent directors on the Board. Additionally, our Compensation Committee of the Board (the “Compensation Committee”) and our NCG Committee do not consist entirely of independent directors. Accordingly, our stockholders do not have the same protections afforded to stockholders of companies that are subject to all of the NYSE’s corporate governance requirements.

Director Independence
Under NYSE rules, a director will qualify as an “independent director” only if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and NYSE rules.
To be considered independent for purposes of Rule 10A-3 under the Exchange Act and under the NYSE rules, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
The Board has undertaken a review of each director’s independence and considered whether any of our directors has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the Board determined that James Gordon, Jack Markell, Niccolo de Masi, Thomas Winter and Daniel Yih, are considered “independent directors” as defined under the NYSE listing requirements and rules, with Messrs. Gordon, de Masi and Yih, who serve as members of our Audit Committee, also meeting the additional "independent directors" standards for audit committee members as defined under the applicable NYSE listing requirements and rule and Exchange Act rules.
Other than Neil Bluhm (our Executive Chairman and controlling stockholder), his daughter Leslie Bluhm (a director) and his son Andrew Bluhm (a director), there are no family relationships among any of our directors or executive officers.
Board Leadership Structure
Our Corporate Governance Guidelines provide that if the Chairperson of the Board is not an independent director, the Board will designate a lead independent director (the “Lead Director”). The Lead Director’s responsibilities include but are not limited to: presiding over all meetings of the Board at which the Chairperson of the Board is not present, including any executive sessions of the independent directors; and acting as the liaison between the independent directors and our Chief Executive Officer or the Chairperson of the Board. As of the date hereof, the Board has designated Niccolo de Masi as the Lead Director.
We believe that the structure of our Board and its committees provides strong overall oversight, guidance and management of the Company. The Board believes that our current leadership structure, with the positions of Chief Executive Officer and Chairperson of the Board being held by separate individuals, is in the best interests of the Company and its stockholders and strikes the appropriate balance between the Chief Executive Officer’s responsibility for strategic direction of the Company and the day-to-day leadership and performance of the Company and the Chairperson of the Board’s responsibility to guide overall strategic direction of the Company and provide appropriate oversight of our corporate governance and guidance to our Chief Executive Officer and to set the agenda for and preside over Board meetings. We recognize that different leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. Accordingly, the Board will continue to periodically review our leadership structure and make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders.
Committees of the Board
Currently, there are three standing committees of the Board: the Audit Committee; the Compensation Committee; and the NCG Committee. The composition and responsibilities of each of these committees is described below. Members will serve on these committees until their resignation or until as otherwise determined by the Board.
The Board has adopted a written charter for each of our Audit Committee, Compensation Committee and NCG Committee, which are posted on the “Governance — Governance Documents” section of the “Investor Relations” page of our website located at ir.rushstreetinteractive.com. Our website is not part of or incorporated by reference into this Proxy Statement.

Director	Audit Committee	Compensation Committee	NCG Committee
Neil Bluhm (Executive Chairman)		Chair	Chair
Andrew Bluhm
Leslie Bluhm
Judith Gold
James Gordon	X
Jack Markell
Niccolo de Masi	X	X	X
Richard Schwartz
Paul Wierbicki			X
Thomas Winter
Daniel Yih	Chair

Audit Committee
Messrs. Yih, Gordon and de Masi serve as members of our Audit Committee, with Mr. Yih as chair. Our Board has affirmatively determined that each member of the Audit Committee qualifies as independent under NYSE rules applicable to directors generally and under the NYSE rules and Exchange Act Rule 10A-3 specific to audit committee members. All members of our Audit Committee meet the requirements for financial literacy under the applicable NYSE rules, and our Board has determined that Mr. Yih qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d) (5) of Regulation S-K.
The Audit Committee is responsible for, among other things:
•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and performance of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, our interim and year-end financial statements;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing and overseeing our policies on risk assessment and risk management, including enterprise risk management and cybersecurity risk management;
•reviewing the adequacy and effectiveness of internal control policies and procedures and our disclosure controls and procedures; and
•approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.
Compensation Committee
Messrs. Neil Bluhm and de Masi serve as members of our Compensation Committee, with Mr. Neil Bluhm as chair. Under NYSE listing standards, as a controlled company, we are not required to have a compensation committee composed entirely of independent directors. We currently rely upon such exemption from the NYSE listing standards for controlled companies as the only member of the Compensation Committee who is independent is Mr. de Masi.
The Compensation Committee is responsible for, among other things:
•    reviewing, approving and determining the compensation of the Company’s officers and key employees;
•    reviewing, approving and determining compensation and benefits, including equity awards, to directors for service on the Board or any committee thereof;
•    administering the Company’s equity compensation plans;
•    reviewing, approving and making recommendations to the Board regarding incentive compensation and equity compensation plans;
•    establishing and reviewing general policies relating to compensation and benefits of the Company’s employees; and
•reviewing and discussing with management disclosures under the section in this proxy statement titled “Compensation Discussion and Analysis,” as required by the SEC.
Nominating and Corporate Governance Committee
Messrs. Neil Bluhm, de Masi and Wierbicki serve as members of our NCG Committee, with Mr. Bluhm as chair. Under NYSE listing standards, as a controlled company, we are not required to have a nominating and corporate governance committee composed entirely of independent directors. We currently rely upon such exemption from the NYSE listing standards for controlled companies, as the only member of the NCG Committee who is independent is Mr. de Masi.
The NCG Committee is responsible for, among other things:
•    identifying, evaluating and selecting, or making recommendations to the Board regarding, nominees for election to the Board and its committees;
•    evaluating the performance of the Board and of individual directors;
•    considering, and making recommendations to the Board regarding the composition of the Board and its committees;
•    reviewing developments in corporate governance practices;
•    evaluating the adequacy of the corporate governance practices and reporting;
•    reviewing and monitoring the development and implementation of the goals that the Company may establish from time to time with respect to its environmental, social and governance and sustainability matters; and
•    developing, and making recommendations to the Board regarding, corporate governance guidelines and matters.

Board and Board Committee Meetings and Attendance
We expect all directors to attend all meetings of the Board and the committees of the Board of which they are members. The Board held ten meetings during 2025 and the Audit Committee, Compensation Committee and NCG Committee held four, seven and one meetings, respectively, during the same period. Certain members of the Board also meet informally from time to time among themselves and management to discuss Company matters. All directors attended more than 75% of the aggregate number of meetings of the Board and of the committees on which they served during 2025.
Executive Sessions
Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, from time to time, the independent directors meet in a private session that excludes management and any non-independent directors. The independent Lead Director presides at each of these meetings and, in his or her absence, the non-management and independent directors in attendance, as applicable, determine which member will preside at such session.
Director Attendance at Annual Meeting of Stockholders
We do not have a formal policy regarding the attendance of our Board members at our annual meetings of stockholders, but we expect all directors to make every effort to attend any meeting of stockholders. All of our then-current directors attended our 2025 Annual Meeting of Stockholders.
Compensation Committee Interlocks and Insider Participation
During 2025, Messrs. Neil Bluhm and de Masi each served on the Compensation Committee. Since April 2021, Mr. Neil Bluhm has also served as our Executive Chairman. See “Certain Relationships and Related Party Transactions” below for additional information and certain relationships and related-party transactions involving Mr. Neil Bluhm.
None of our officers currently serves, and in the past year has not served, (i) as a member of the compensation committee or the board of directors of another entity, one of whose officers served on our Compensation Committee, or (ii) as a member of the compensation committee of another entity, one of whose officers served on the Board.
Related Party Transaction Policy
We have adopted a formal written Related Party Transactions Policy providing that our officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of the Company’s voting securities, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related-party transaction with us without the approval of the independent directors of the Board (or a committee thereof, which may include the Audit Committee) who have no interest in the proposed related-party transaction, subject to the exceptions described below.
A related-party transaction is generally a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company and any related person are, were or will be participants in which the amount involved exceeds $120,000 and in which the related party had or will have a direct or indirect material interest. Transactions involving compensation for services provided to the Company as an employee or director are not covered by this policy.
Under the policy, we collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder, to enable us to identify any existing or potential related-party transactions and to effectuate the terms of the policy. In addition, under our Code of Ethics, employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.
The policy requires that, in determining whether to approve or reject a related-party transaction, the independent directors of the Board (or a committee thereof, which may include the Audit Committee), must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the Company’s best interests and those of our stockholders, as such independent directors or committee thereof (which may include the Audit Committee), determines in the good faith exercise of its discretion. Our independent directors have determined that certain transactions will not require the approval of the independent directors of the Board or a committee thereof, including certain employment arrangements of officers, director compensation, transactions with another company at which a related party’s only relationship is as a director, non-executive employee or beneficial owner of less than 10% of that company’s outstanding capital stock, transactions where a related party’s interest arises solely from the ownership of the Company’s Common Stock and all holders of the Company’s Common Stock received the same benefit on a pro rata basis and transactions available to all employees generally.
Board Role in Risk Oversight
Our Board has the overall responsibility for risk oversight, including, as part of regular Board and committee meetings, understanding the principal risks associated with our business on an ongoing basis and overseeing the key risk decisions of management, which includes comprehending the appropriate balance between risks and rewards. A fundamental part of risk oversight is not only understanding the material risks we face and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. Our Board’s involvement in reviewing our business strategy, long-range plan and annual budget is an integral aspect of our Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for us. While our full Board has overall responsibility for risk oversight and is currently overseeing our business continuity, regulatory and compliance risks, it is supported in this function by our Audit Committee, Compensation Committee and NCG Committee.
The Audit Committee assists the Board in fulfilling its risk oversight responsibilities by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, our compliance with legal and regulatory requirements, our major financial risk exposures and our cybersecurity, information technology, data protection, privacy and compliance risk management. Through its regular meetings with management, including the accounting and finance, legal, internal audit, regulatory compliance and information technology and security functions, the Audit Committee reviews and discusses significant areas of our business and summarizes for our Board areas of risk and the appropriate mitigating factors.
Our Compensation Committee assists our Board by overseeing and evaluating risks related to our compensation structure and programs, including whether they encourage excessive risk-taking, as well as the formulation, administration and regulatory compliance with respect to compensation matters, and coordinating, along with the Chairman of the Board, succession planning discussions. Our NCG Committee assists our Board by overseeing and evaluating programs and risks associated with our Board’s organization, structure, membership and corporate governance, including environmental, social and governance matters. In addition, our Board and its committees, as appropriate or relevant, receive periodic operating performance reviews and updates from management.
Limitation on Liability and Indemnification Matters
Our Charter contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•    any breach of the director’s duty of loyalty to us or our stockholders;
•    any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•    unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•    any transaction from which the director derived an improper personal benefit.
Our Charter and Bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our Charter and Bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law. We have entered into agreements to indemnify our directors and executive officers. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these Bylaws provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We are expressly authorized to carry directors’ and officers’ insurance for our directors, officers and certain employees for some liabilities.
The limitation of liability and indemnification provisions in our Charter and Bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage.
Communications with the Board
Any stockholder or any other interested party who desires to communicate with our Board, our non-management directors or any specified individual director, may do so by directing such correspondence to the attention of the Corporate Secretary at our offices at 900 N. Michigan Avenue, Suite 950, Chicago, IL 60611. The Corporate Secretary will forward the communication to the relevant director or directors as appropriate.

DIRECTOR COMPENSATION
Our Board has implemented a Board compensation program (the “Director Compensation Program”) that is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage their ownership of our stock to further align their interests with those of our stockholders. Our non-employee directors who are determined to not be founders of Rush Street Interactive, LP (“RSILP”) are eligible to participate in the Director Compensation Program (the “eligible directors”). The eligible directors under the Director Compensation Program in 2025 were Leslie Bluhm, Andrew Bluhm and Jack Markell (each commencing on March 19, 2025), Niccolo de Masi (commencing on January 1, 2025), Judith Gold, James Gordon, Thomas Winter and Daniel Yih.
The Director Compensation Program provides an annual equity retainer to our eligible directors with a fair value equal to $125,000 (calculated based on the trailing 60-day average closing price on the NYSE of our Class A Common Stock). This annual retainer is paid in the form of restricted stock units of the Company, which will vest in their entirety into shares of our Class A Common Stock on the date of the next year’s annual meeting of stockholders following the grant date, subject to the holder’s continued service on the Board through the vesting date. Compensation under the Director Compensation Program is subject to the annual limits on non-employee director compensation set forth in the Rush Street Interactive, Inc. 2020 Omnibus Equity Incentive Plan (as amended, the “Equity Incentive Plan”).
Director Compensation Table
The following table presents the total compensation for each eligible director during 2025. Other than as set forth in the table and described more fully below, we did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to, any of the other non-employee members of our Board in 2025. Messrs. Neil Bluhm, Schwartz and Wierbicki receive no compensation for service as directors and consequently, are not included in this table. The compensation received by Messrs. Neil Bluhm, Schwartz and Wierbicki for their roles as our Executive Chairman, Chief Executive Officer and Chief Legal Officer, respectively, is presented in “—Summary Compensation Table.”

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Total ($)
Andrew Bluhm	$—	$141,157	$141,157
Leslie Bluhm	$—	$141,157	$141,157
Niccolo de Masi	$—	$141,157	$141,157
Judith Gold	$—	$141,157	$141,157
James Gordon	$—	$141,157	$141,157
Jack Markell	$—	$141,157	$141,157
Thomas Winter	$—	$141,157	$141,157
Daniel Yih	$—	$141,157	$141,157

(1)
The amounts in this column represent the aggregate grant-date fair value of the RSUs granted to each eligible director computed in accordance with FASB ASC Topic 718. See Note 8 to the Company’s audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for a discussion of all assumptions made by us in determining the grant-date fair value of these awards. As of December 31, 2025, each of Mses. Leslie Bluhm and Gold and Messrs. Andrew Bluhm, de Masi, Gordon, Markell, Winter and Yih held 10,985 RSUs, in each case which vest in full at the Annual Meeting, subject to the director’s continued service on the Board through the vesting date.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Overview and Philosophy
The Compensation Committee believes that the 2025 compensation of our Named Executive Officers noted below is commensurate with the Company’s size, industry, performance and profitability, the significant scope of their roles and responsibilities, and their strong values-driven leadership. Our executive compensation program is designed to be straightforward, consistent and effective. This Compensation Discussion and Analysis explains the guiding principles, policies and practices upon which our executive compensation program is based and the compensation paid to our Named Executive Officers for 2025.
For the year ended December 31, 2025, our named executive officers (“Named Executive Officers” or “NEOs”) were:
•    Richard Schwartz, Chief Executive Officer;
•    Kyle Sauers, President and Chief Financial Officer;
•    Mattias Stetz, Chief Operating Officer;
•    Paul Wierbicki, Chief Legal Officer; and
•    Neil Bluhm, Executive Chairman.
The objective of our executive compensation program is to provide a total compensation package that will enable us to attract, motivate and retain outstanding individuals, align the interests of our executive team with those of our equity holders, encourage individual and collective contributions to the successful execution of our short- and long-term business strategies and reward NEOs for performance. Our Board, with input from our Compensation Committee, has historically determined the compensation for our NEOs.
We achieve our objectives through an executive compensation program that:
•    Provides a competitive total pay opportunity that takes into account our size, industry and performance;
•    Delivers a majority of our executives’ pay through performance-based incentives that are designed to drive long-term stockholder value;
•    Grants of equity awards with multi-year vesting or performance requirements intended to maintain long-term alignment with stockholders and drive a focus on long-term performance; and
•    Does not encourage unnecessary and excessive risk-taking, assisted by our stock ownership guidelines and Policy Regarding the Mandatory Recovery of Erroneously Awarded Compensation.
In order to assess whether the compensation awarded to our NEOs is fair and reasonable, we periodically gather and review data regarding the compensation practices and policies of other public companies of comparable size in the gaming, technology and entertainment industries. The peer group compensation data is reviewed by the Compensation Committee to determine whether the compensation opportunity provided to our NEOs is generally competitive with that provided to the executive officers of our peer group companies, and the Compensation Committee makes adjustments to compensation levels where appropriate based on this information. The peer group is used as a reference point by the Compensation Committee in its compensation decisions with respect to NEOs, but the Compensation Committee does not generally benchmark NEO compensation to any specific level with respect to peer group data.

Key Features, Policies and Practices of our Executive Compensation Program

WHAT WE DO
•Align executive compensation with stockholders’ return through long-term incentives
•Provide performance-based compensation for executives
•Balance short and long-term incentive awards to discourage short-term risk-taking at the expense of long-term results
•Retain, as appropriate, an independent compensation consultant
•Generally impose strong non-compete, non-solicit and other restrictive covenants with our NEOs
•Maintain an SEC and NYSE-compliant clawback policy
•Maintain stock ownership guidelines

WHAT WE DON’T DO
•Incentivize recipients to take excessive risk or focus primarily on short-term performance
•Guarantee annual bonuses for NEOs
•Allow repricing of stock options
•Offer tax “gross-ups” of annual compensation
•No dividend equivalents on outstanding options or on unvested RSUs or PSUs
•No excessive perquisites
•No pension or other supplemental executive health or insurance benefits
•Provide excise tax “gross-ups” upon termination with a change-in-control
•No hedging or short sales of shares and no transactions involving derivative securities relating to shares without prior approval from the Chief Legal Officer

2025 Named Executive Officer Compensation
For 2025, the executive compensation program for our executive officers, including our NEOs, consisted of base salary, short-term cash incentives (except for our Executive Chairman) and long-term equity incentives. Each component of the executive compensation program is described below:
Base Salary
Base salary is paid to attract and retain qualified talent and is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. When setting the annual base salaries of our NEOs, the Compensation Committee considers market data and our financial results and size relative to peer companies.
Annual Cash Bonus
We grant annual cash bonuses under our short-term incentive plan as a short-term incentive for our executive officers other than our Executive Chairman, who does not participate in this short-term plan. These annual cash bonuses are payable upon the achievement of certain pre-established corporate and individual goals or performance metrics. Annual cash bonuses are paid to incentivize the achievement of qualitative and quantitative performance metrics, with the target amount of an annual cash bonus (if any) predetermined by the Board, and the amount earned (if any), as determined by the Board, is typically paid during the first quarter of the following year. The applicable NEOs are required to be employed on the day the annual bonus was paid. The target percentage for each executive’s annual bonus is initially based on the amount outlined in their employment letter and is reviewed annually by the Compensation Committee. During 2025, the target annual bonus opportunity for each NEO other than our Executive Chairman, who does not participate in this short-term incentive plan, expressed as a percentage of their annual base salary, was as follows: Mr. Schwartz, 110%; Mr. Sauers, 90%; Mr. Stetz, 80%; and Mr. Wierbicki, 60%.
For 2025, the annual cash bonuses for NEOs (other than our Executive Chairman) were weighted as follows: (a) 67% based on the Company achieving the financial goals (“Corporate Goals”) described below, which were set by the Compensation Committee, and (b) 33% based on individual goals for each applicable NEO, which may include qualitative and quantitative components, which may be discretionary and/or subjective in nature.
The Corporate Goals for 2025 were for the Company to achieve a certain (a) annual revenue amount calculated in accordance with U.S. Generally Accepted Accounting Principles, which was weighted to account for 33% of the Corporate Goals achievement, and (b) annual amount of total consolidated Adjusted EBITDA1, which was weighted to account for 67% of the Corporate Goals achievement.
1 Adjusted EBITDA is a non-GAAP measure that we define as net income (loss) before interest, income taxes, depreciation and amortization, share-based compensation, adjustments for certain one-time or non-recurring items and other adjustments. Adjusted EBITDA excludes certain expenses that are required in accordance with GAAP because certain expenses are either non-cash or are not related to our underlying business performance. Please refer to the “Non-GAAP Information” section of our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 18, 2026, for a reconciliation to the most directly comparable GAAP measure.

These Corporate Goals have scaling targets that range from a minimum payout of 0% to a maximum payout of up to 150% of target. Payout percentages are generally interpolated between tiers upon achievement. These financial performance goals typically require meaningful year-over-year growth in order for the target awards to be paid out at or above the target amount.
The results of the Adjusted EBITDA and revenue components of the Corporate Goals for 2025 exceeded the maximum target goal and achieved 106.90% of the target goal set under the annual cash bonus incentive program, respectively, resulting in a payout for each of our NEOs equal to 144.80% of the total target payout opportunity for the Corporate Goals component of the annual cash bonus. The Compensation Committee also evaluated the achievement of the individual goals of each NEO (other than our Executive Chairman) and determined the appropriate annual cash bonus payout amount attributable to those goals. The Compensation Committee's review regarding achievement of individual goals incorporated a scorecard of individualized qualitative and quantitative actions and measures relevant to the fiscal year for the applicable NEO and a discussion of continuing areas of opportunity.
Long-Term Equity Incentives
We grant to our executives, including our NEOs, long-term incentive awards under our Equity Incentive Plan (“LTIP Awards”). These LTIP Awards are issued annually and are earned either upon the achievement of certain pre-established goals or performance metrics or upon the passage of time. LTIP Awards are paid to incentivize the achievement of long-term qualitative and quantitative performance metrics, with the amount of the LTIP Awards determined by the Board (with input from the Compensation Committee). For 2025, we granted to our NEOs LTIP Awards comprised (calculated based on grant date fair value): (i) 50% of restricted stock units with market conditions (“PSUs”) vesting after the completion of a performance period ending on December 31 of the third calendar year after the date of grant, (ii) 30% of time-based restricted stock units (“RSUs”) vesting ratably over a three-year term, and (iii) 20% of time-based stock options (“Stock Options”) vesting ratably over a three-year term. For 2026, the Compensation Committee and the Board approved changes to the composition of the LTIP Awards to eliminate stock options such that future grants will consist of 50% RSUs and 50% PSUs, which will have performance metrics based on Relative TSR (as defined below), revenue and Adjusted EBITDA targets, each weighted equally.
PSUs are a substantial, at-risk component of our NEO’s compensation tied to our long-term performance. The number of PSUs that vest depends entirely on the Company’s total stockholder return relative to the other peer companies (“Relative TSR”) for the applicable performance period, and can range from 0% to 200% of the target award. To earn a target award, the Company must achieve a Relative TSR performance at the 55th percentile relative to our designated peer group, with companies in the designated peer group that the Compensation Committee deems to be “direct competitors” being counted twice when determining this percentile. Achievement below the 30th percentile results in no shares vesting under the PSUs, and if the Relative TSR is negative for the performance period, then the maximum vesting percentage is 100%. The Compensation Committee chose Relative TSR as it continues to be an objective and meaningful metric to evaluate our performance against that of other peer companies and to align the interests of our NEOs with the interests of our stockholders in creating long-term value.
We measure Relative TSR for the applicable performance period based on the change in each peer company’s stock price during that period, taking into account any dividends paid during that period, which are assumed to be reinvested in the stock. A 90-trading-day averaging period is used to determine the beginning and ending stock price values used to calculate the total shareholder return of the Company and the designated peer companies. This averaging period mitigates the impact on the long-term Relative TSR results of one-day or short-term stock price fluctuations at the beginning or end of the performance period. The change in stock price value from the beginning to the end of the period is divided by the beginning stock price value to determine TSR. During 2025, the PSUs that were granted to the NEOs in 2023 and had a performance period end on December 31, 2025, paid out at 200% of the target award amount because the Company’s Relative TSR was in the top 80th percentile.
RSUs and Stock Options with time-based vesting align the interests of our NEOs with the interests of our stockholders by promoting the stability and retention of a high-performing executive team over the longer term.
The combination of these LTIP Award components ensures that our compensation is aligned with metrics that the Compensation Committee believes will optimize long-term total return for stockholders. We believe that our compensation program for our executives, including our NEOs, remains an important way to ensure that we align executive pay to financial performance. We also maintain financial discipline with respect to our compensation programs to limit dilution to our stockholders.
LTIP Award Grant Practices
We grant LTIP Awards upon the recommendation of our Compensation Committee and approval of our Board. Our LTIP Awards, if LTIP Awards are granted in a given year, are generally recommended by the Compensation Committee in the first quarter of the year and presented to the Board for approval at its regularly scheduled meeting during the first quarter of the year. Our Compensation Committee recommends to the Board for approval and our Board approves all LTIP Award grants on or before the grant date and neither the Compensation Committee nor the Board takes material nonpublic information into account when determining the timing and terms of LTIP Awards, including stock options, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
2025 Average Mix of Annual Pay Elements
We believe that the (i) 2025 mix of pay elements, (ii) allocation between cash and equity and between short-term and long-term elements and (iii) differentiation between fixed and variable compensation provided appropriate incentives to motivate near-term performance, while simultaneously providing significant incentives to keep the executives focused on longer-term corporate goals that can drive shareholder value. Approximately 67.2% of average NEO compensation earned for 2025 was equity-based (based on the grant date fair value of awards granted in 2025) to align the pay of our NEOs with the interests of our shareholders.

Other Benefits and Compensation Elements
In addition to the primary compensation elements described above, our NEOs participate in the same broad-based employee benefits programs generally available to our other employees, including our health and welfare programs, 401(k) plan, and other benefit programs on the same basis as other employees. Under our 401(k) program, the Company matches 100% of each dollar contributed by a participant, up to the first 4% of eligible compensation, subject to tax limits, and all amounts and any corresponding earnings are 100% vested at all times. These health and welfare benefits include group health (medical, dental, and vision) insurance, group short- and long-term disability insurance and group life insurance. Items or services provided to our NEOs that may be considered perquisites are limited and generally do not have an associated incremental cost to the Company.
Compensation Committee Judgment and Discretion
In addition to the Compensation Committee administering our Equity Incentive Plan, it also reviews and recommends to the full Board for approval, the compensation of our NEOs. The Compensation Committee’s executive compensation determinations are subjective and the result of its business judgment, which is informed by the experience of its members and input provided by our CEO (other than with respect to his own compensation), other members of management, our stockholders and, if applicable, independent advisors.
Our Compensation Committee conducts an annual review of our executive compensation program to determine any appropriate changes. In making this determination, the Compensation Committee may consult with independent advisors and management; however, the Compensation Committee makes final decisions regarding the compensation paid to our NEOs based on its own judgment. In determining whether to make changes to our executive compensation program, the Compensation Committee may consider a number of factors, including the size, scope and performance of our business, evolving compensation trends, financial goal, and stockholders’ interests.
Roles of other Key Stakeholders
At the Compensation Committee’s request, our CEO, Mr. Schwartz provides input regarding the performance and compensation of the other NEOs. The Compensation Committee considers Mr. Schwartz’s evaluation of, and his direct knowledge about, each NEO’s performance and contributions when making compensation decisions. Mr. Schwartz is not present during Compensation Committee voting or deliberations regarding his own compensation.
Stockholder Advisory Vote on Executive Compensation
At the 2025 annual meeting of stockholders, our stockholders considered an advisory proposal on the frequency of holding a vote on executive compensation and, as the Board recommended, voted to hold an advisory vote on the compensation of our NEOs every three (3) years. At our 2025 annual meeting of stockholders, approximately 99.36% of the votes cast were in favor of our executive compensation policies, practices and determinations. After considering the stockholders’ advisory votes, including the level of support received for each proposal, the Compensation Committee continues to believe that the Company’s executive compensation structure best achieves the desired alignment. Additionally, we have ongoing discussions with many of our stockholders regarding various topics, including our performance and strategy, corporate governance and executive compensation. The Compensation Committee considers these discussions while reviewing our executive compensation program and will continue to consider stockholder feedback and the results of say-on-pay votes when making future compensation decisions.
Governance and Other Considerations
Clawback Policy. To help create and maintain a culture that emphasizes integrity and accountability and that reinforces our pay-for-performance compensation philosophy, our Board has adopted a Policy Regarding the Mandatory Recovery of Erroneously Awarded Compensation, also known as a clawback policy, which is consistent with the requirements adopted by the SEC and the NYSE. Pursuant to this clawback policy, except for certain enumerated exceptions, we are required to recoup erroneously received incentive-based compensation, with respect to such compensation granted or received on or after October 2, 2023, from each current or former executive officer of the Company if we are required to prepare a restatement due to material noncompliance with financial reporting requirements under U.S. securities laws. For the complete terms of this policy, please see exhibit 97 of our Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 18, 2026.
Insider Trading Policy; Policy on Short Sales and Other Speculative Trades. Our Board has adopted an Insider Trading Policy, which governs the purchase, sale and other dispositions of the Company’s securities that applies to all directors, officers and employees of the Company and each subsidiary of the Company and certain other persons associated with the foregoing categories of persons. The policy also applies to the securities of other companies with which we have a business relationship, including customers, vendors, and suppliers and those with which the Company may be negotiating major transactions, such as an acquisition, merger, or tender offer. In addition, the policy generally prohibits our directors, officers and employees from engaging in hedging or monetization transactions, such as prepaid variable forwards, equity swaps, collars and exchange funds; short sales; and transactions in publicly traded options, such as puts, calls and other derivatives involving our equity securities, without prior approval from the Chief Legal Officer. We believe that our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as applicable listing standards. For the complete terms of our Insider Trading Policy, please see exhibit 19 of our Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 18, 2026.
Stock Ownership Guidelines. Under our stock ownership guidelines, Mr. Schwartz is expected to own shares of the Company’s stock that have a value equal to at least five times his annual base salary and all other executive officers are expected to own shares that have a value equal to at least three times their annual base salary within five years of the officer first becoming subject to the guidelines. Shares may be owned directly by the individual, owned jointly with or separately by the individual’s spouse or minor children, or beneficially owned in the individual’s “family trust”. For purposes of these guidelines, unvested RSUs, but not PSUs or unexercised

Stock Options, count towards the ownership totals under the guidelines. Each executive officer currently holds shares in excess of these guidelines.
Tax Deductibility of Compensation Expense. Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a publicly held company can deduct in any tax year on compensation paid to each “covered employee,” which includes our NEOs. While the Compensation Committee considers tax deductibility as one of many factors in determining executive compensation, the Compensation Committee will award or modify compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not tax deductible by the Company.
Risk Considerations. In establishing and reviewing the Company’s executive compensation program, the Compensation Committee considers whether the program encourages unnecessary or excessive risk-taking and has concluded that it does not. See “Corporate Governance–Board Role in Risk Oversight” above for an additional discussion of risk considerations.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement for the Annual Meeting.
Submitted by the Compensation Committee of the Board:
Neil Bluhm (Chair)
Niccolo de Masi

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Richard Schwartz	2025	$653,800	$4,135,685	$1,089,668	$1,053,650	$14,000	$6,946,803
Chief Executive Officer	2024	$623,800	$6,368,977	$1,039,668	$983,529	$13,800	$9,029,774
	2023	$613,800	$4,407,077	$1,023,001	$872,583	$13,200	$6,929,661
Kyle Sauers	2025	$554,506	$2,711,231	$443,205	$726,210	$14,000	$4,449,151
President and Chief Financial Officer	2024	$506,846	$2,587,448	$422,373	$646,232	$13,800	$4,176,699
	2023	$496,846	$1,783,678	$414,039	$577,898	$13,200	$3,285,661
Mattias Stetz	2025	$465,000	$923,473	$243,317	$514,010	$14,000	$2,159,800
Chief Operating Officer	2024	$445,000	$1,426,432	$232,852	$500,777	$13,800	$2,618,861
	2023	$440,000	$991,843	$230,234	$431,450	$13,200	$2,106,727
Paul Wierbicki	2025(5)	$435,000	$528,319	$139,206	$364,985	$14,000	$1,481,510
Chief Legal Officer	2024	$415,000	$813,536	$132,804	$348,602	$13,800	$1,723,742
Neil Bluhm	2025(6)	$392,562	$379,544	$100,004	$—	$—	$872,110
Executive Chairman

(1)    The amounts in these columns represent the aggregate grant-date fair value of the applicable equity awards granted to each NEO computed in accordance with FASB ASC Topic 718. See Note 8 to the Company’s audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for a discussion of all assumptions made by us in determining the grant-date fair value of these awards.
(2)    The amounts disclosed in this column for 2025 comprise the grant date fair value of the RSUs and PSUs granted in 2025 as shown in the table below.

Name	RSUs	PSUs
Richard Schwartz	$1,283,283	$2,852,402
Kyle Sauers	$1,551,051	$1,160,180
Mattias Stetz	$286,546	$636,927
Paul Wierbicki	$163,935	$364,384
Neil Bluhm	$117,775	$261,769
For 2025, the grant date fair values of performance stock unit awards subject to market conditions were: $2,852,402 for Mr. Schwartz, $1,160,180 for Mr. Sauers, $636,927 for Mr. Stetz, $364,384 for Mr. Wierbicki and $261,769 for Mr. Bluhm. At the maximum levels of performance, the values would be: $5,704,804 for Mr. Schwartz, $2,320,359 for Mr. Sauers, $1,273,854 for Mr. Stetz, $728,769 for Mr. Wierbicki and $523,538 for Mr. Bluhm. The price used to determine the number of RSUs and PSUs awarded as part of the annual equity program was the trailing 60-day average closing price on the NYSE of our Class A Common Stock on the date on which the awards were granted.
(3)    Reflects payments earned by the NEOs in accordance with the Company’s annual cash bonus program for the applicable calendar year. See “Annual Cash Bonus” above for a description of the annual cash bonus program.
(4)    The amounts in this column represent Company matching contributions under the Company’s 401(k) plan. See “Other Benefits and Compensation Elements” above for a description of the matching formula.
(5)    Beginning with the year ended December 31, 2024, Mr. Wierbicki was determined to be an NEO. Mr. Wierbicki was not a named executive officer for the fiscal year ended December 31, 2023, and therefore his compensation for that year has been excluded from the Summary Compensation Table in accordance with SEC disclosure rules.
(6)    Beginning with the year ended December 31, 2025, Mr. Bluhm was determined to be an NEO. Mr. Bluhm was not a named executive officer for the fiscal years ended December 31, 2023 and 2024, and therefore his compensation for those years has been excluded from the Summary Compensation Table in accordance with SEC disclosure rules. In lieu of receiving his base salary in cash, Mr. Bluhm elected to receive his entire salary for 2025 in the form of RSUs that vest at the Annual Meeting.
The amounts in the salary and non-equity incentive plan compensation columns of the Summary Compensation Table reflect actual amounts earned in the relevant years, while the amounts in the stock awards and stock options columns reflect accounting values determined as of the date of grant. See “Employment and Similar Arrangements” below for a summary of the individual agreements that provide for much of the compensation identified in the Summary Compensation Table. The tables entitled “Outstanding Equity Awards” and “Stock Vested” provide further information on the NEOs’ potential realizable value and actual value realized with respect to their equity awards. The Summary Compensation Table should be read in conjunction with the Compensation Discussion and Analysis and the subsequent tables and narrative descriptions.
Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Richard Schwartz		$—	$719,180	$—
	3/14/2025(3)				99,944	199,888	399,776				$2,852,402
	3/14/2025(4)							119,933			$1,283,283
	3/14/2025(5)								162,637	$6.70	$1,089,668
Kyle Sauers		$—	$501,386	$—
	3/14/2025(3)				40,651	81,302	162,604				$1,160,180
	3/14/2025(4)							48,781			$521,957
	10/15/2025(4)							51,922			$1,029,094
	3/14/2025(5)								66,150	$6.70	$443,205
Mattias Stetz		$—	$372,000	$—
	3/14/2025(3)				22,317	44,634	89,268				$636,927
	3/14/2025(4)							26,780			$286,546
	3/14/2025(5)								36,316	$6.70	$243,317
Paul Wierbicki		$—	$261,000	$—
	3/14/2025(3)				12,768	25,535	51,070				$364,384
	3/14/2025(4)							15,321			$163,935
	3/14/2025(5)								20,777	$6.70	$139,206
Neil Bluhm		$—	$—	$—
	3/14/2025(3)				9,172	18,344	36,688				$261,769
	3/14/2025(4)							47,695			$510,337
	3/14/2025(5)								14,926	$6.70	$100,004
(1)    These amounts reflect the target payout with no threshold or maximum, payable to our NEOs under our short-term incentive plan. For more information regarding our short-term incentive plan, including the performance targets used for 2025, see “Executive Compensation—Compensation Discussion and Analysis” in the section entitled “Annual Cash Bonus.” Mr. Bluhm does not participate in the short-term incentive plan.
(2)    The aggregate grant date fair value of awards presented in this column is calculated in accordance with FASB ASC 718, which for PSUs is based upon the probable outcome of the performance conditions.
(3)    PSU award.
(4)    RSU award. Solely with respect to Mr. Bluhm's RSU award, this amount includes 36,688 RSUs representing his base salary, which he elected to receive in the form of RSUs in lieu of cash.
(5)    Stock Option award.
Description of Plan-Based Awards
Non-Equity Incentive Plan Awards. Each of the “Non-Equity Incentive Plan Awards” shown in the table entitled “Grants of Plan-Based Awards” was granted under the Company’s short-term incentive compensation plan (the “STIP Plan”). The material terms of these non-equity incentive awards granted under the STIP Plan are described under “Executive Compensation—Compensation Discussion and Analysis” in the section entitled “Annual Cash Bonus.”
Equity Incentive Plan Awards. Each of the time-based RSUs, time-based Options and PSUs (i.e., RSUs with market conditions) shown in the table entitled “Grants of Plan-Based Awards” was granted under, and is subject to, the terms of the Equity Incentive Plan. The Compensation Committee administers the Equity Incentive Plan.

•Time-Based RSUs and Stock Options. The material terms of the time-based RSUs and time-based Stock Options granted to our NEOs are described under “Executive Compensation—Compensation Discussion and Analysis” in the section entitled “Long-Term Equity Incentives.”
•PSUs. The material terms of the PSUs (i.e., RSUs with market conditions) granted to our NEOs are described under “Executive Compensation—Compensation Discussion and Analysis” in the section entitled “Long-Term Equity Incentives.”
Outstanding Equity Awards at 2025 Year End
The market value of unvested or unearned awards is calculated using a $19.43 per share price of our Class A Common Stock, which was the closing price per share of our Class A Common Stock on the NYSE on December 31, 2025 (the last trading day of the year).

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Option (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested (#)	Market Value of Shares or Units of Stock That Have Not Yet Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Yet Vested ($)
Richard Schwartz	32,051(1)	—	—	15.40	4/9/2031	—	—	—	—
	442,023(2)	—	—	3.99	9/27/2032	—	—	—	—
	318,692(3)	159,346(3)	—	3.28	3/15/2033	—	—	—	—
	92,662(4)	185,324(4)	—	5.79	3/15/2034	—	—	—	—
	—	162,637(5)	—	10.70	3/14/2035	—	—	—	—
	—	—	—	—	—	454,822(6)	8,837,191	—	—
	—	—	—	—	—	—	—	1,318,300(7)	25,614,569
	—	—	—	—	—	—	—	1,015,300(7)	19,727,279
	—	—	—	—	—	—	—	399,776(7)	7,767,648
Kyle Sauers	24,291(1)	—	—	15.40	4/9/2031	—	—	—	—
	132,556(2)	—	—	3.99	9/27/2032	—	—	—	—
	128,984(3)	64,492(3)	—	3.28	3/15/2033	—	—	—	—
	37,645(4)	75,289(4)	—	5.79	3/15/2034	—	—	—	—
	—	66,150(5)	—	10.70	3/14/2035	—	—	—	—
	—	—	—	—	—	236,552(6)	4,596,205	—	—
	—	—	—	—	—	—	—	533,556(7)	10,366,993
	—	—	—	—	—	—	—	412,474(7)	8,014,370
	—	—	—	—	—	—	—	162,604(7)	3,159,396
Mattias Stetz	6,748(1)	—	—	15.40	4/9/2031	—	—	—	—
	49,7282)	—	—	3.99	9/27/2032	—	—	—	—
	71,724(3)	35,862(3)	—	3.28	3/15/2033	—	—	—	—
	20,754(4)	41,506(4)	—	5.79	3/15/2034	—	—	—	—
	—	36,316(5)	—	10.70	3/14/2035	—	—	—	—
	—	—	—	—	—	101,927(6)	1,980,442	—	—
	—	—	—	—	—	—	—	296,692(7)	5,764,726
	—	—	—	—	—	—	—	227,392(7)	4,418,227
	—	—	—	—	—	—	—	89,268(7)	1,734,447
Paul Wierbicki	20,436(3)	20,436(3)	—	3.28	3/15/2033	—	—	—	—
	11,837(4)	23,672(4)	—	5.79	3/15/2034	—	—	—	—
	—	20,777(5)	—	10.70	3/14/2035	—	—	—	—
	—	—	—	—	—	91,498(6)	1,777,806	—	—
	—	—	—	—	—	—	—	169,074(7)	3,285,108

	—	—	—	—	—	—	—	129,688(7)	2,519,838
	—	—	—	—	—	—	—	51,070(7)	992,290
Neil Bluhm	13,495(1)	—	—	15.40	4/9/2031	—	—	—	—
	44,203(2)	—	—	3.99	9/27/2032	—	—	—	—
	31,153(3)	15,576(3)	—	3.28	3/15/2033	—	—	—	—
	8,913(4)	17,825(4)	—	5.79	3/15/2034	—	—	—	—
	—	14,926(5)	—	10.70	3/14/2035	—	—	—	—
	—	—	—	—	—	80,112(6)	1,556,576	—	—
	—	—	—	—	—	—	—	128,866(7)	2,503,866
	—	—	—	—	—	—	—	97,658(7)	1,897,495
	—	—	—	—	—	—	—	36,688(7)	712,848
1.Represents fully vested time-based stock option awards. The options expire 10 years from the date of the grant, April 9, 2021.
2.Represents fully vested time-based stock option awards. The options expire 10 years from the date of the grant, September 27, 2022.
3.Represents time-based stock option awards. While the options expire 10 years from the date of the grant, these time-based stock options vest in approximately equal annual installments over a three-year period from the date of grant, March 15, 2023.
4.Represents time-based stock option awards. While the options expire 10 years from the date of the grant, these time-based stock options vest in approximately equal annual installments over a three-year period from the date of grant, March 15, 2024.
5.Represents time-based stock option awards. While the options expire 10 years from the date of the grant, these time-based stock options vest in approximately equal annual installments over a three-year period from the date of grant, March 14, 2025.
6.Represents time-based RSU awards, and generally vest in equal annual installments over a three-year period from the date of grant (other than the October 15, 2025 grant for Mr. Sauers, which vests over a four-year period from the date of grant). The number of RSUs granted to each Named Executive Officer on each date of grant that have not yet vested as of December 31, 2025 are as follows:

Name	March 15, 2023	March 15, 2024	March 14, 2025	October 15, 2025	Total
Richard Schwartz	131,830	203,059	119,933	—	454,822
Kyle Sauers	53,355	82,494	48,781	51,922	236,552
Mattias Stetz	29,669	45,478	26,780	—	101,927
Paul Wierbicki	50,240	25,937	15,321	—	91,498
Neil Bluhm	12,886	19,531	47,695	—	80,112

7.Represents PSU awards, which provide an opportunity for recipients to receive shares based on certain market conditions (the Company’s total stockholder return relative to certain peer group companies) at the end of a three-year performance period. If the minimum performance target is not met, no award is earned. If at least the minimum performance target is attained, awards can range from 50% of the target number of shares to 200% of the target number of shares underlying the PSUs. Amounts shown represent attainment of the maximum performance target and maximum award payout at, 200% of the target number of shares underlying the PSUs.
Option Exercises and Stock Vested Table
The following table shows information regarding the exercise of Stock Options and the vesting of RSUs and PSUs during 2025 that were previously granted to the NEOs.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard Schwartz	—	$—	2,676,974	$43,813,330
Kyle Sauers	44,253	$586,352	678,285	$12,467,971
Mattias Stetz	—	$—	563,198	$8,875,689
Paul Wierbicki	—	$—	232,284	$3,961,455
Neil Bluhm(1)	—	$—	261,707	$4,238,163
1.Includes Mr. Bluhm's entire base salary for 2024, which he elected to receive in the form of RSUs, in lieu of cash, and which vested at the 2025 annual meeting of stockholders.

Employment and Similar Arrangements
Richard Schwartz. On December 30, 2025, we entered into an amended and restated offer letter agreement with Mr. Richard Schwartz, our Chief Executive Officer and a member of the Board (the “Schwartz Letter”). The Schwartz Letter superseded and replaced the employment letter that we previously entered into with Mr. Schwartz. Pursuant to the Schwartz Letter, Mr. Schwartz continues to serve as our Chief Executive Officer. For his service as our Chief Executive Officer, we generally agreed to provide Mr. Schwartz with (a) an annual base salary of $653,800, (b) eligibility to participate in our discretionary bonus plan with a target annual bonus equal to 110% of base salary and with the actual bonus payment amount to be based on the achievement of corporate/financial and individual objectives, (c) eligibility to receive annual awards of stock options or shares/units under the long-term incentive compensation plan with a value of annual awards equal to 8.3 times his base salary, subject to both time-based and performance-based vesting (with the final amount to be determined by the Board or applicable committee thereof, at the time of approval of such awards), and (d) eligibility to participate in any employee benefit plans generally available to our employees. Under a separate restrictive covenant agreement, Mr. Schwartz is subject to certain restrictive covenants, including, but not limited to, confidentiality, and during the employment term and for an 18-month post-employment period, non-disparagement, noncompete and non-solicitation of customers and employees.
In the event that Mr. Schwartz’s employment is terminated prior to a “change in control” (as defined in our policies) either by us without “cause” or by Mr. Schwartz for “good reason” (each as defined below) subject to his timely execution and non-revocation of a general release of claims in favor of the Company and continued compliance with his restrictive covenant obligations (as described above), the Schwartz Letter provides Mr. Schwartz with eligibility to receive (a) a prorated portion of his annual bonus for the year of termination based on actual performance, (b) a cash severance payment equal to the sum of his annualized base salary and target bonus payable over a 12 month period, (c) payment of the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) health care continuation premiums for up to 12 months, and (d) partial accelerated vesting of his unvested time-based equity awards that would have otherwise vested within 12 months following the date of termination, with any performance-based equity awards being earned in a prorated portion of such award based on the portion of the applicable performance period that Mr. Schwartz was employed and calculated according to actual performance as determined at the end of the applicable performance period (the “Severance Benefits”).
In the event that Mr. Schwartz’s employment is terminated within the 24 months following a “change in control,” either by us without “cause” or by Mr. Schwartz for “good reason,” subject to his timely execution and non-revocation of a general release of claims in favor of the Company and continued compliance with his restrictive covenant obligations as described above, the Schwartz Letter provides Mr. Schwartz with eligibility to receive (a) a prorated portion of his annual bonus for the year of termination based on actual performance, (b) a cash severance payment equal to two and a half times the sum of his annualized base salary and the greater of his target bonus amount or the average actual bonus paid over the most recent two years prior to the “change in control,” payable over a 12 month period, (c) payment of COBRA health care continuation premiums for up to 12 months, and (d) accelerated vesting of all of his unvested time-based equity awards and the assumption, conversion or replacement of his performance-based awards with substantially similar awards or, if such awards are not assumed, converted or replaced, vesting in full of such awards at the greater of target or actual performance through the date of the “change in control” (the “Change of Control Severance Benefits”).
The Schwartz letter also provides that in the event of a “change in control”, with respect to any long-term compensation plan equity grants that Mr. Schwartz received but have not vested, (a) any unvested performance-based equity awards shall immediately, at the successor entity’s option, be replaced with new performance-based publicly traded equity awards, provided that if replaced, the value of and associated performance conditions of any such replacement awards can be substantially replicated to those of any performance-based equity award being replaced, and (b) if the successor entity does not assume, convert or replace the performance-based equity awards as set forth in the preceding clause (a), such performance-based equity awards shall fully vest, based upon the greater of target or Company’s actual performance achieved through the date of the “change in control.”
Kyle Sauers. On October 15, 2025, we entered into an amended and restated offer letter agreement with Mr. Sauers, our President and Chief Financial Officer (the “Sauers Letter”). The Sauers Letter superseded and replaced the employment letter that we previously entered into with Mr. Sauers. Pursuant to the Sauers Letter, Mr. Sauers serves as our President and Chief Financial Officer. Pursuant to the Sauers Letter, we generally agree to provide Mr. Sauers with (a) an annual base salary of $650,000, (b) a one-time equity award of 51,922 RSUs, which will vest ratably over four years from the date of the Sauers Letter, (c) eligibility to participate in our discretionary bonus plan with a target annual bonus equal to 90% of base salary and with the actual bonus payment amount to be based on the achievement of corporate/financial and individual objectives, (d) eligibility to receive annual awards of stock options or shares/units under the long-term incentive compensation plan with a value of annual awards equal to six times Mr. Sauers’ base salary, subject to both time-based and performance-based vesting, and (e) eligibility to participate in any employee benefit plans generally available to our employees. Under a separate restrictive covenant agreement, Mr. Sauers is subject to certain restrictive covenants, including, but not limited to, confidentiality and non-disparagement during the employment term and for an 18-month post-employment period, non-disparagement, noncompete and non-solicitation of customers and employees.
In the event that Mr. Sauers’ employment is terminated prior to a “change in control” (as defined in our policies) either by us without “cause” or by Mr. Sauers for “good reason” (each as defined below) subject to his timely execution and non-revocation of a general release of claims in favor of the Company and continued compliance with his restrictive covenant obligations (as described above), the Sauers Letter provides Mr. Sauers with Severance Benefits consistent with those provided to Mr. Schwartz.
In the event that Mr. Sauers’ employment is terminated within the 24 months following a “change in control,” either by us without “cause” or by Mr. Sauers for “good reason,” subject to his timely execution and non-revocation of a general release of claims in favor of the Company and continued compliance with his restrictive covenant obligations, as described above, the Sauers Letter provides Mr. Sauers with eligibility to receive (i) a prorated portion of his annual bonus for the year of termination based on actual performance, (ii) a cash severance payment equal to twice the sum of his annualized base salary and target bonus amount, payable over a 12 month period, (iii) payment of COBRA health care continuation premiums for up to 12 months, and (iv) accelerated vesting of all of his unvested time-based equity awards and the assumption, conversion or replacement of his performance-based awards with substantially similar awards or, if such awards are not assumed, converted or replaced, vesting in full of such awards at the greater of target or actual performance through the date of the “change in control.”
The Sauers letter also provides that in the event of a “change in control” other than the Business Combination or any transactions associated with it, with respect to any long-term compensation plan equity grants that Mr. Sauers received but have not vested, (i) all of his unvested time-based equity awards shall vest upon the “change in control,” (ii) any unvested performance-based equity awards shall immediately, at the successor entity’s option, be replaced with new performance-based publicly traded equity awards, provided that if replaced, the value of and associated performance conditions of any such replacement awards can be substantially replicated to those of any performance-based equity award being replaced, and (iii) if the successor entity does not assume, convert or replace the performance-based equity awards as set forth in the preceding clause (ii), such performance-based equity awards shall fully vest, based upon the greater of target or Company’s actual performance achieved through the date of the “change in control.”
Mattias Stetz. On December 30, 2025, we entered into an amended and restated offer letter agreement with Mr. Mattias Stetz, our Chief Operating Officer (the “Stetz Letter”). The Stetz Letter superseded and replaced the employment letter that we previously entered into with Mr. Stetz. Pursuant to the Stetz Letter, Mr. Stetz continues to serve as our Chief Operating Officer. For his service as our Chief Operating Officer, we generally agree to provide Mr. Stetz with (a) an annual base salary of $465,000, (b) eligibility to participate in our discretionary bonus plan with a target annual bonus equal to 80% of base salary and with the actual bonus payment amount to be based on the achievement of corporate/financial and individual objectives, (c) eligibility to receive annual awards of stock options or shares/units under the long-term incentive compensation plan with a value of annual awards equal to 2.6 times Mr. Stetz’s base salary, subject to both time-based and performance-based vesting (with the final amount to be determined by the Board or applicable committee thereof, at the time of approval of such awards), and (d) eligibility to participate in any employee benefit plans generally available to our employees. Under a separate restrictive covenant agreement, Mr. Stetz is subject to certain restrictive covenants, including, but not limited to, confidentiality, and during the employment term and for an 18-month post-employment period, non-disparagement, noncompete and non-solicitation of customers and employees.
The other terms of the Stetz Letter, including the rights, obligations, covenants, Severance Benefits and Change of Control Severance Benefits are substantially identical to those described above with respect to the Schwartz Letter.
Paul Wierbicki. On December 29, 2025, we entered into an amended and restated offer letter agreement with Mr. Paul Wierbicki, our Chief Legal Officer (the “Wierbicki Letter”). The Wierbicki Letter superseded and replaced the employment letter that we previously entered into with Mr. Wierbicki. Pursuant to the Wierbicki Letter, Mr. Wierbicki continues to serve as our Chief Legal Officer. For his service as our Chief Legal Officer, we generally agree to provide Mr. Wierbicki with (a) an annual base salary of $435,000, (b) eligibility to participate in our discretionary bonus plan with a target annual bonus equal to 60% of base salary and with the actual bonus payment amount intended to be based on the achievement of corporate/financial and individual objectives, (c) eligibility to receive annual awards of stock options or shares/units under the long-term incentive compensation plan with a value of annual awards equal to 1.6 times Mr. Wierbicki’s base salary, subject to both time-based and performance-based vesting (with the final amount to be determined by the Board or applicable committee thereof, at the time of approval of such awards), and (d) eligibility to participate in any employee benefit plans generally available to our employees. Under one or more separate agreements, Mr. Wierbicki is subject to certain restrictive covenants, including, but not limited to, confidentiality, non-disparagement, and during the employment term and for a 12-month post-employment period, noncompete and non-solicitation of customers and employees.
The other terms of the Wierbicki Letter, including the rights, obligations, covenants and other terms related to termination or resignation for good reason both in prior to a “change of control” and within 24 months of a “change of control,” are substantially identical to those described above with respect to the Schwartz Letter.
Neil Bluhm. The Company does not have a written employment or similar agreement with Mr. Bluhm. See “2025 Named Executive Officer Compensation” and “Summary Compensation Table” above for a summary of the compensation received by Mr. Neil Bluhm for his role as our Executive Chairman.
Compensation upon Termination of Employment
The applicable severance and change-in-control benefits for our NEOs (other than Mr. Neil Bluhm) are provided under individual employment offer letters. See “Executive Compensation and Other Information — Potential Payments Upon Termination or Change in Control” below for a description of the severance and change-in-control benefits each NEO would have been eligible to receive if a termination had occurred upon December 31, 2025.
The time-based RSU and Stock Option award agreements and the PSU award agreements for our NEOs provide for full vesting (and with respect to the PSUs only, such vesting is at target) upon a termination due to death or disability.
Potential Payments Upon Termination or Change of Control
The severance benefits for our NEOs (other than Mr. Neil Bluhm) are provided under individual employment letters. The narrative disclosure below describes the severance or change of control benefits that each NEO would be entitled to receive, and these severance benefits are quantified in the Potential Payments Upon Termination or Change of Control table below. Unless otherwise indicated, the narrative disclosure and the amounts estimated in the table assume that the relevant triggering event (a termination of employment or change of control, as applicable) occurred on December 31, 2025 and are based on the terms of the applicable employment offer letters. The terms “cause,” “good reason,” “disability,” and “change in control” in this section have the meanings provided in the applicable employment offer letter or consulting agreement (as applicable).

Termination for Death or Disability
Upon a termination due to death or disability, the outstanding equity awards held by each of the NEOs will immediately vest as follows: (a) the time-based equity awards, namely the RSUs and Stock Options, will vest in full; and (b) the PSUs will vest in full at the “target” amount. In addition, Mr. Sauers will receive a pro-rata bonus for the year of termination based on target performance.
Termination for Cause or Without Good Reason
Upon a termination by the Company for cause or a resignation by the NEO without good reason, the NEOs will not be entitled to receive severance benefits or accelerated equity vesting.
Termination Without Cause or for Good Reason Absent a Change of Control
Upon a termination by us without cause or a resignation by the NEO for good reason, in each case that is not within 24 months following a change in control, each NEO other than Mr. Bluhm will receive, subject to the NEO’s timely execution and non-revocation of a release of claims (such condition, the “Release Condition”) and continued compliance with the NEO’s applicable restrictive covenant obligations (such compliance, the “Restrictive Covenant Conditions”):
•a cash severance payment equal to the sum of the NEO’s annualized base salary and target bonus;
•a prorated annual bonus to the extent earned based on actual performance;
•payment of COBRA healthcare continuation premiums for 12 months provided the NEO elects COBRA coverage; and
•partial accelerated vesting of the NEO’s unvested time-based equity awards that would have otherwise vested within 12 months following the date of termination, with any performance-based equity awards being earned in a prorated portion of such award based on the portion of the applicable performance period that the NEO was employed and calculated according to actual performance as determined at the end of the applicable performance period.
Upon a termination by us without cause or a resignation by Mr. Bluhm for good reason absent a change in control, he will not be entitled to receive severance benefits or accelerated equity vesting.
Termination Without Cause or for Good Reason in Connection with a Change of Control
Upon a termination by the Company without cause or a resignation by the NEO for good reason within 24 months after a change of control, each of the NEOs other than Mr. Bluhm will receive, subject to the Restrictive Covenant Conditions and to the Release Condition:
•a cash severance payment equal to two and a half times (for Mr. Schwartz) or two times (for Messrs. Sauers, Stetz and Wierbicki) the sum of the NEO's annualized base salary and the greater of the NEO’s target bonus amount or the average actual bonus paid over the most recent two years prior to the “change of control” (but solely for Mr. Sauers, it’s just the target bonus amount);
•a prorated annual bonus to the extent earned based on actual performance;
•payment of COBRA healthcare continuation premiums for 12 months provided the NEO elects COBRA coverage; and
•accelerated vesting of all of the NEO’s unvested time-based equity awards and the assumption, conversion or replacement of his performance-based awards with substantially similar awards or, if such awards are not assumed, converted or replaced, vesting in full of such awards at the greater of target or actual performance through the date of the “change of control.”
Mr. Bluhm will not be entitled to receive severance or accelerated equity vesting upon a termination without cause or resignation by Mr. Bluhm for good reason following a change of control.

Change of Control
With respect to Mr. Bluhm, upon a change of control without a qualifying termination of employment as discussed above, he will not be entitled to receive any payments or equity vesting.
With respect to the other NEOs, upon a change of control, (i) all of the NEO’s unvested time-based equity awards will vest, (ii) the assumption, conversion or replacement of the NEO’s performance-based awards with substantially similar awards or, if such awards are not assumed, converted or replaced, vesting in full of such awards at the greater of target or actual performance through the date of the “change in control.”
Estimate of Potential Payments Upon Termination or Change of Control
The amounts estimated in the table below assume that the relevant triggering event (a termination of employment or change in control, as applicable) occurred on December 31, 2025 and are based on the terms of the applicable employment agreements and equity award agreements that were in effect on that date. The table assumes that any equity awards that vest in connection with the applicable triggering event that are subject to performance conditions are earned at the target level of performance within the applicable period except as may be noted otherwise, and values equity awards based on the closing price of our Class A Common Stock on December 31, 2025 (the last trading day of 2025) of $19.43.

Name	Type of Payment(1)	Termination for Death or Disability ($)	Termination for Cause or Without Good Reason ($)	Termination Without Cause or for Good Reason Absent a Change in Control ($)	Termination Without Cause or for Good Reason in Connection with a Change in Control ($)
Richard Schwartz	Cash Severance	$—	$—	$2,092,160	$4,673,820
	Stock Incentives	$41,913,018	$—	$30,299,282	$41,913,018
	Other Benefits	$—	$—	$30,963	$30,963
	Total	$41,913,018	$—	$32,422,405	$46,617,801
Kyle Sauers	Cash Severance	$501,386	$—	$1,820,000	$3,055,000
	Stock Incentives	$18,012,562	$—	$12,535,348	$18,012,562
	Other Benefits	$—	$—	$25,897	$25,897
	Total	$18,513,948	$—	$14,381,245	$21,093,459
Mattias Stetz	Cash Severance	$—	$—	$1,209,000	$2,234,227
	Stock Incentives	$9,401,522	$—	$6,803,884	$9,401,522
	Other Benefits	$—	$—	$25,897	$25,897
	Total	$9,401,522	$—	$8,038,781	$11,661,646
Paul Wierbicki	Cash Severance	$—	$—	$957,000	$1,789,641
	Stock Incentives	$6,010,735	$—	$4,527,262	$6,010,735
	Other Benefits	$—	$—	$25,897	$25,897
	Total	$6,010,735	$—	$5,510,159	$7,826,273
Neil Bluhm	Cash Severance	$—	$—	$—	$—
	Stock Incentives	$4,738,670	$—	$—	$—
	Other Benefits	$—	$—	$—	$—
	Total	$4,738,670	$—	$—	$—
(1)    The “Other Benefits” rows reflect the highest potential cost of continued coverage based on current rates under COBRA. All assumed cash bonus payments and PSU achievements are calculated assuming they are paid out at target.

PAY VERSUS PERFORMANCE

This section provides disclosure about the relationship between executive compensation actually paid to our principal executive officer (“PEO”) and Non-PEO Named Executive Officers and certain financial performance measures of the Company for the fiscal years listed below. This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Securities Exchange Act of 1934 (the “Pay Versus Performance Rules”) and does not necessarily reflect how the Compensation Committee evaluates compensation decisions.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for non-PEO Named Executive Officers(2)	Average Compensation Actually Paid to non-PEO Named Executive Officers(2)	Value of Initial Fix $100 Investment Based On:		Net Income (Loss) (in thousands)	GAAP Revenue (in thousands) (4)
					Total Stockholder Return of RSI	Peer Group Total Stockholder Return(3)
2025	$6,946,803	$30,113,715	$2,240,643	$7,378,823	$117.76	$119.72	$74.0	$1,134.4
2024	$9,029,774	$70,048,529	$2,774,565	$14,676,127	$83.15	$113.68	$7.2	$924.1
2023	$6,929,661	$10,627,265	$2,696,194	$3,772,551	$27.21	$88.04	$(60.1)	$691.2
2022	$14,119,163	$11,336,786	$3,847,612	$2,967,553	$21.76	$62.42	$(134.3)	$592.2
1.The NEOs included in calculating this table in accordance with the Pay Versus Performance Rules comprised the following individuals as the Principal Executive Officer (“PEO”) and the remaining NEOs as the “non-PEO NEOs” for the years noted: (i) 2025, Richard Schwartz as the PEO and Kyle Sauers, Mattias Stetz, Paul Wierbicki and Neil Bluhm as the non-PEO NEOs, (ii) 2024, Richard Schwartz as the PEO and Kyle Sauers, Mattias Stetz, Einar Roosileht, and Paul Wierbicki as the non-PEO NEOs; (iii) 2023, Richard Schwartz as the PEO and Kyle Sauers and Mattias Stetz as the non-PEO NEOs; and (iv) 2022, Richard Schwartz as the PEO and Einar Roosileht and Mattias Stetz as the non-PEO NEOs.
2.The Pay Versus Performance Rules require that certain adjustments be made to the totals set forth in the Summary Compensation Table included in this Proxy Statement (the “Summary Compensation Table”) in order to determine “compensation actually paid” (“CAP”) for purposes of this Pay Versus Performance disclosure. “Compensation actually paid” does not represent cash and/or equity value transferred to the applicable NEO, but rather is a value calculated in accordance with the Pay Versus Performance Rules for purposes of this Pay Versus Performance disclosure. In general, “compensation actually paid” is calculated as total compensation set forth in the Summary Compensation Table, as adjusted to include the fair market value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date (rather than the grant date). None of the NEOs received any awards that failed to meet the applicable vesting conditions during 2025, received any dividends or participated in a defined benefit plan and there have been no amendments to the exercise price of options, so the following table does not include an adjustment for such items. The below tables reflect the required adjustments to reconcile total compensation as set forth in the Summary Compensation Table to “Compensation actually paid” for purposes of this Pay Versus Performance disclosure.

Year	Total Compensation from Summary Compensation Table total for PEO	Adjustment for grant date values in the Summary Compensation Table (a)	Year-end fair value of unvested awards granted in the current year (b)	Year-over-year difference of year-end fair values for unvested awards granted in prior years (c)	Fair values at vest date for awards granted and vested in current year (d)	Difference in fair values between prior year-end fair values and vest-date fair values for awards granted in prior years (e)	Total Adjustments for Equity Awards	Compensation Actually Paid to PEO
2025	$6,946,803	$(5,225,353)	$11,181,052	$10,139,306	$12,807,285	$(5,735,378)	$23,166,912	$30,113,715
2024	$9,029,774	$(7,408,645)	$20,158,090	$25,536,220	$8,097,914	$14,635,176	$61,018,755	$70,048,529
2023	$6,929,661	$(5,430,078)	$7,568,054	$1,438,445	$—	$121,183	$3,697,604	$10,627,265
2022	$14,119,163	$(12,845,808)	$11,430,411	$(1,227,286)	$—	$(139,694)	$(2,782,377)	$11,336,786

Year	Total Average Compensation from Summary Compensation Table total for Non-PEO NEOs	Adjustment for grant date values in the Summary Compensation Table (a)	Year-end fair value of unvested awards granted in the current year (b)	Year-over-year difference of year-end fair values for unvested awards granted in prior years (c)	Fair values at vest date for awards granted and vested in current year (d)	Difference in fair values between prior year-end fair values and vest-date fair values for awards granted in prior years (e)	Total Adjustments for Equity Awards	Average Compensation Actually Paid to Non-PEO NEOs
2025	$2,240,643	$(1,367,075)	$2,805,142	$2,213,340	$2,740,087	$(1,253,314)	$5,138,180	$7,378,823
2024	$2,774,565	$(1,818,682)	$4,948,430	$6,007,510	$1,265,303	$1,499,001	$11,901,562	$14,676,127
2023	$2,696,194	$(1,709,897)	$2,383,133	$363,908	$—	$39,213	$1,076,357	$3,772,551
2022	$3,847,612	$(3,048,846)	$2,744,356	$(516,748)	$—	$(58,821)	$(880,059)	$2,967,553
(a)     Deduction for the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table.
(b)    Increase in fair value, calculated in accordance with FASB ASC 718, as of the end of the reported fiscal year of equity awards granted in the reported fiscal year that were outstanding and unvested as of the end of the reported fiscal year.
(c)    Change in fair value, calculated in accordance with FASB ASC 718, as of the end of the reported fiscal year from the end of the prior fiscal year, of equity awards granted in prior years that are outstanding and unvested as of the end of the reported fiscal year.
(d)    Change in fair value, calculated in accordance with FASB ASC 718, as of the vesting date for awards that are granted and vest in the same reported fiscal year.
(e)    Change in fair value, calculated in accordance with FASB ASC 718, from the end of the prior fiscal year to the vesting date for awards granted in prior years that vest in the reported year.
3.The Peer Group TSR set forth in this table utilizes the S&P 500 Consumer Discretionary Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2021, through the end of the listed year in the Company and in the S&P 500 Consumer Discretionary Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
4.For 2025 compensation decisions, the Company focused on achievement of GAAP Revenue growth, as well as other metrics such as Adjusted EBITDA, through highly effective customer acquisition, retention, engagement, and monetization, enabled by innovative product offerings and technology enhancements and cost base improvements across the Company’s operations. The Company determined consolidated GAAP Revenue to be the most important financial performance measure used to link Company performance to CAP to our PEO and Non-PEO NEOs in 2025.
Relationships between CAP and Selected Financial Performance Measures
The charts below are based on the information provided in the above table to illustrate the relationships between the Company’s compensation actually paid to the PEO and the average compensation actually paid to the non-PEO NEOs, with (i) the Company’s cumulative total stockholder return, (ii) the Company’s net income (loss) and (iii) the Company’s GAAP Revenue, which the Company has selected as the most important financial performance measure used by the Company to link compensation actually paid to its NEOs for the most recently completed fiscal year and its performance.
Our Most Important Metrics Used for Linking Pay and Performance
As required by Item 402(v), below are the most important metrics linking CAP to performance for the year ended December 31, 2025:
•Revenue

•Adjusted EBITDA
•Stock Price

CEO PAY RATIO
The following table shows the ratio of our Chief Executive Officer’s 2025 annual total compensation to the median 2025 annual total compensation of our other employees.

CEO 2025 Annual Total Compensation	Median Employee 2025 Annual Compensation	2025 Ratio of CEO Pay to Median Employee Pay
$6,946,803	$76,150	91 to 1
For 2025, we used the same median employee that was identified in 2024 since there has been no change in our employee population or employee compensation that we reasonably believe would result in a significant change in the pay ratio disclosure. We calculated the annual total compensation of our median employee in the same way we calculate our NEOs’ annual total compensation in the Summary Compensation Table. In 2025, our median employee earned $69,147 in salary and $7,003 in other compensation elements, for annual total compensation of $76,150. The 2025 annual compensation of our CEO reflects the amount included in the “Total” column of our Summary Compensation Table.
We determined our median compensated employee in 2024 by using annual compensation with base salary, bonus paid attributable to 2024, and grant date fair value of any equity awards granted to employees in 2024 as our consistently applied compensation measure. We applied this measure to our global employee population, other than the CEO, as of December 31, 2024, the last day of our 2024 fiscal year (our measurement date), and annualized base salaries for permanent full-time and part-time employees that did not work the full year. As permitted by SEC rules, independent contractors and leased workers who provide services to the Company but whose compensation is determined by an unaffiliated third party were excluded from our determination of the median employee.
The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PROPOSAL NO. 3
AMENDMENT OF OUR CHARTER
As part of its continuing review of our corporate governance standards and practices, the Board has unanimously adopted, approved and recommended to our stockholders the approval of certain amendments to the Charter, as set forth in the form attached as Appendix A to this Proxy Statement, to (a) provide for exculpation of certain officers as permitted by Delaware law (the “Officer Exculpation Amendments”) and (b) make certain other clarifying changes to the director removal process in the event a director is found to be an “Unsuitable Person” as such term is defined in the Charter (the “Clarifying Amendments” and together with the Officer Exculpation Amendments, the “Charter Amendments”). As explained below, the Board believes that the Charter Amendments are reasonable, appropriate and in the best interests of our stockholders.
Officer Exculpation Amendments
First, we are asking our stockholders to approve amendments to our Charter to provide for the elimination of monetary liability (i.e. exculpation) of certain of our officers in the limited circumstances permitted under Delaware law.
The Company is a corporation existing under the Delaware General Corporation Law (the “DGCL”). Section 102(b)(7) of the DGCL (“Section 102(b)(7)”) was amended in 2022 to enable Delaware corporations, such as ours, to include provisions in their certificates of incorporation that limit or eliminate the personal monetary liability of certain senior officers for breaches of their fiduciary duty of care in limited circumstances. Currently, Article VIII of our Charter aligns with the previous Section 102(b)(7), which provided for the exculpation of directors, but not officers, from personal monetary liability to the fullest extent permitted by the DGCL. To keep the exculpation provision of our Charter aligned with updated Delaware law, we are proposing to amend Article VIII of our Charter to provide for exculpation of certain senior officers to the fullest extent permitted by Delaware law. Pursuant to Section 102(b)(7), the proposed amendment would not eliminate or limit the liability of any officer for any act or omission occurring prior to the date the proposed amendment becomes effective.
Consistent with updated Section 102(b)(7), the proposed amendment to our Charter would only exculpate certain of our senior officers from personal liability for monetary damages for breaches of their duty of care in direct claims brought by stockholders against such officers. The amendment would not exculpate any of our officers from monetary liability for breach of their duty of care in claims brought against such officer directly by the Company itself or brought derivatively by our stockholders. Furthermore, as is the case for directors under our current Charter, officers would not be exculpated from personal liability for breaches of their duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. In addition, similar to what is already provided for directors in Article VIII, Section 8.1 of our Charter, the Officer Exculpation Amendments provide that if the DGCL is further amended to eliminate or limit the liability of such officers, the liability of such officers will be limited or eliminated to the fullest extent permitted by the DGCL, as so amended.
The Company officers that would be covered by this provision would be our president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer, and chief accounting officer (to the extent there are officers who occupy such positions), any other officer identified in our public filings with the SEC as one of our most highly compensated executive officers (in each case who served at any time during the course of conduct alleged in the action or proceeding to be wrongful), and any other officer who has, by written agreement with the Company, consented to be identified as being subject to jurisdiction of the Delaware courts.
As part of its ongoing evaluation of our corporate governance practices, the Board has determined that amending the current exculpation provision to align with the updated Section 102(b)(7) strikes the appropriate balance between stockholders’ interest in officer accountability and the need for directors and officers to have appropriate protections from personal liability. Providing appropriate exculpation to our senior officers could (a) allow us to continue to attract and retain the most qualified officers and (b) prevent costly and protracted litigation that distracts our leadership team from important operational and strategic matters.
Since the update to Section 102(b)(7) in 2022, many Delaware corporations have adopted officer exculpation provisions substantively identical to that proposed. We expect other Delaware companies to do the same in the near future. Failing to provide officer exculpation as permitted by current Delaware law could impact our recruitment and retention of exceptional candidates, who may conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company.
In addition, frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges. In the current litigious environment, these decisions could expose them to substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, regardless of merit. Amending our Charter to provide for exculpation of certain officers as permitted by Delaware law provides officers with protections that more closely align with the protections already provided to our directors and could prevent protracted litigation that detracts from management’s ability to focus on the execution of our goals and objectives, empowering our officers to exercise their business judgment in furtherance of the interests of stockholders. It is important to note that, as set forth in the proposed amendment and in accordance with the DGCL, the exculpation that would be afforded to our senior officers is more limited than that afforded to our directors because the exculpated officers will not be exculpated from liability in any action brought by the Company or in any derivative action properly brought by our stockholder.
For these reasons, and considering the limited circumstances in which our senior officers would be exculpated, the Board believes that providing officer exculpation to the extent permitted by the updated Section 102(b)(7) is in the best interests of the Company and its stockholders.
Clarifying Amendments
In addition to the Officer Exculpation Amendments, this proposal also includes amendments to Section 6.3 of Article VI of the Charter to clarify the process for removing a director in the event that a director is deemed an “Unsuitable Person” (as defined in the Charter).

Currently, the Board may remove a director after making a good faith determination that such director is an Unsuitable Person. The Clarifying Amendments clarify that in the event a director is or becomes an Unsuitable Person, such director is required to resign within five business days after becoming an Unsuitable Person, and absent such resignation, such director shall be automatically removed from office without further action of the Company, with any disputes being resolved by the good faith determination of the Board. The Board believes these changes are procedural in nature and do not change the substance of Section 6.3 or the ultimate outcome if a director is deemed an “Unsuitable Person.”
The description above of the Charter Amendments is qualified in its entirety by reference to the text of the Charter Amendments attached as Appendix A to this Proxy Statement (with proposed additions reflected by underlined text and proposed deletions reflected by lined-out text).
Vote Required
Approval of the Charter Amendments requires an affirmative vote of the holders of at least a majority of the total voting power of all the outstanding shares of Class A Common Stock and Class V Common Stock, voting together as a single class, and entitled to vote generally in the election of directors. The approval of this proposal is not conditioned on the approval of any other proposal.
The voting options for this proposal are “FOR”, “AGAINST” or “ABSTAIN”. A vote marked as an “Abstention” will have the same effect as a vote “against” the proposal. Broker discretionary voting is not allowed for this proposal as this is not considered a discretionary matter, thus broker non-votes are not considered votes cast and will have no effect on this proposal.
If the Charter Amendments are approved by our stockholders, the Company intends to file with the Secretary of State of the State of Delaware following the Annual Meeting a certificate of amendment to the Charter that includes the Charter Amendments, which becomes effective upon filing. The Board, however, reserves the right to abandon any or all of the Charter Amendments any time before they become effective, even if approved by our stockholders. If our stockholders do not approve the Charter Amendments, Article VI and Article VIII of the Charter will remain unchanged.
Board Recommendation
The Board unanimously recommends a vote “FOR” the approval of the Charter Amendments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our voting securities as of April 13, 2026, for:
1.each person who is known to be the beneficial owner of more than 5% of shares of any class of our outstanding voting securities;
2.each of our current NEOs and directors; and
3.all of our current executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, restricted stock units and performance stock units, that are currently exercisable or exercisable or scheduled to vest within 60 days. Pursuant to our Charter, each share of Class A Common Stock and each share of Class V Common Stock, representing a non-economic interest in the Company, entitle the holder to one vote per share. The table below represents beneficial ownership of our voting securities based on 232,695,592 shares of our Common Stock, comprised of 103,748,292 shares of Class A Common Stock and 128,947,300 shares of Class V Common Stock, issued and outstanding as of April 13, 2026. The expected beneficial ownership percentages set forth below do not take into account shares of Class A Common Stock reserved for issuance under the Equity Incentive Plan.
Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

	Beneficial Ownership
Name and Address of Beneficial Owner	Class A Common Stock	% of Class	Class V Common Stock(1)	% of Class	% of Total Voting Power(2)
Directors and Named Executive Officers:
Neil Bluhm(3)	795,647	*	109,801,777	85.2%	47.5%
Richard Schwartz(4)	1,253,413	1.2%	7,551,024	5.9%	3.8%
Andrew Bluhm	12,848	*	—	—	*
Leslie Bluhm	111,656	*	—	—	*
Judith Gold(5)	111,656	*	173,369	*	*
James Gordon	111,656	*	—	—	*
Jack Markell	12,848	*	—	—	*
Niccolo de Masi(6)	15,230	*	—	—	*
Kyle Sauers	908,563	*	—	—	*
Mattias Stetz(7)	512,262	*	1,382,078	1.1%	*
Paul Wierbicki(8)	138,024	*	126,867	*	*
Thomas Winter	15,852	—	—	—	*
Daniel Yih(9)	140,964	*	—	—	*
All Executive Officers and Directors as a Group (13 persons)	4,140,619	3.9%	119,035,115	92.3%	52.5%
5% Holders:
Neil Bluhm(3)	795,647	*	109,801,777	85.2%	47.5%
Richard Schwartz(4)	1,253,413	1.2%	7,551,024	5.9%	3.8%
BlackRock, Inc.(10)	5,613,392	5.4%	—	—	2.4%
Divisadero Street Capital (11)	9,750,078	9.4%	—	—	4.2%
_______________
*    less than 1%
(1)    Class V Common Stock represents a non-economic interest in the Company and entitles the holder thereof to one vote per share. Subject to the terms and limitations of the Amended and Restated Limited Partnership Agreement of RSILP (the “RSI A&R LPA”), up to four times per calendar year, the RSILP Units, together with an equal number of shares of Class V Common Stock, are exchangeable for shares of Class A Common Stock on a one-for-one basis.
(2)    Represents the percentage of voting power of the holders of Class A Common Stock and Class V Common Stock voting together as a single class.
(3)    Represents the aggregate number of shares of Class V Common Stock held by the NGB 2016 Revocable Trust, the NGB 2013 Grandchildren’s Dynasty Trust and Rush Street Interactive GP, LLC, of which Mr. Bluhm is a manager and controls 81% of the voting interests in that entity. Mr. Bluhm’s address is c/o Rush Street Interactive Inc., 900 N. Michigan Avenue, Chicago,

Illinois 60611. In March 2026, the NGB 2013 Grandchildren's Dynasty Trust pledged 7,500,000 RSILP Units as security related to certain of its financial obligations.
(4)    Represents the aggregate number of shares of Class A Common Stock and Class V Common Stock held by Richard Schwartz individually, the Richard T. Schwartz Trust, the Lori R. Schwartz 2025 Gift Trust (an irrevocable trust), of which Mr. Schwartz is the trustee, and the Richard T. Schwartz 2024 Gift Trust (an irrevocable trust), of which Mr. Schwartz’s spouse is the trustee.
(5)    The Class V Common Stock beneficially owned by Judith Gold are held of record and registered to her husband, Dan Kotcher.
(6)    Represents shares of Class A Common Stock held by the Isalea Investments LP, of which Mr. de Masi is the Manager of the general partner of this entity and has voting and investment power over the shares held directly by the Isalea Investments LP.
(7)    Represents the aggregate number of shares of Class A Common Stock and Class V Common Stock held by Mattias Stetz individually, Mr. Stetz’s spouse, the Sona Trust, and the OAN Trust (an irrevocable trust), of which Mr. Stetz's spouse is the trustee.
(8)    Represents the aggregate number of shares of Class A Common Stock and Class V Common Stock held by Paul Wierbicki in his individual capacity and by the Paul Wierbicki Declaration of Trust, dated January 31, 2012.
(9)    Represents shares of Class A Common Stock held by the Daniel Yih Family Trust, of which Mr. Yih is the grantor.
(10)    Based solely on Amendment No. 4 to Schedule 13G filed by BlackRock, Inc. with the SEC on April 17, 2025, 5,613,392 shares of Class A Common Stock are beneficially owned by BlackRock Inc. (“BlackRock”) through its subsidiaries BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Investment Management (Australia) Limited, BlackRock Fund Managers Ltd, and BlackRock Investment Management, LLC. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(11)    Based solely on Amendment No. 5 to Schedule 13G filed by Divisadero Street Capital Management, LP with the SEC on February 13, 2026, 9,750,078 shares of Class A Common Stock are beneficially owned by each of Divisadero Street Capital Management, LP, William Zolezzi, Divisadero Street Partners, L.P., Divisadero Street Partners GP, LLC and Divisadero Street Capital, LLC which have shared voting and dispositive power over such shares. The address for each of Divisadero Street Capital Management, LP, William Zolezzi, Divisadero Street Partners, L.P., Divisadero Street Partners GP, LLC and Divisadero Street Capital, LLC is 3480 Main Highway, Suite 204, Miami, FL 33133.
Equity Compensation Plan Information
The table below provides information about shares of our common stock that may be issued under our equity compensation plan approved by stockholders and plans not approved by stockholders (if any) as of December 31, 2025.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1) (a)	Weighted-Average Exercise price of Outstanding Options, Warrants and Rights(2) ($)(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3) (c)
Equity compensation plans approved by security holders	25,687,466	$ 5.33	10,092,534
Equity compensation plans not approved by security holders	0	N/A	0
Total	25,687,466	$ 5.33	10,092,534
(1)    The amount includes shares that may be issued under the Equity Incentive Plan in connection with outstanding Options, RSUs and PSUs, assuming that all unvested PSUs will be earned at the maximum target amount.
(2)    Indicates a weighted average price for 2,804,841 Options under the Equity Incentive Plan. It does not take into account the shares of our Class A Common Stock underlying RSUs and PSUs, which have no exercise price.
(3)    As of December 31, 2025, an aggregate of 10,092,534 shares remained available for issuance under the Equity Incentive Plan. This amount includes assumptions that all unvested PSUs will be earned at the maximum target amount of 200%. Permissible awards under the Equity Incentive Plan include stock options, stock appreciation rights, restricted stock, restricted stock units, performance share awards, cash awards and other equity-based awards.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors to file reports of ownership and changes in ownership with the SEC and the NYSE. Based on our records and written representations that no other reports were required, all Section 16(a) filing requirements were satisfied by our executive officers and directors in 2025.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Agreements Entered into in Connection with the Business Combination
RSI A&R LPA
Upon closing of the Business Combination, the Company, RSILP and certain other parties entered into the RSI A&R LPA, which, among other things, permitted the issuance and ownership of RSILP Units as contemplated to be issued and owned upon the consummation of the Business Combination, admitted RSI GP, LLC as the general partner of RSILP (“RSI GP”), provided for certain exchange rights with respect to the RSILP Units (as described below), otherwise amended and restated the rights and preferences of the RSILP Units and set forth the rights and preferences of the RSILP Units, and established the ownership of the RSILP Units by the persons or entities indicated in the RSI A&R LPA. On February 24, 2025, the RSI A&R LPA was amended by that certain Amendment No. 1 to the RSILP A&R LPA (the “First Amendment”), which, among other things, amended the definition of “Assumed Tax Rate” to better align with its limited partner base and amended the definition of “Assumed Tax Liability” to account for the carryover of items of loss, deduction, credit and expense previously allocated to the limited partners, allowing them to be carried forward and used to offset income allocated to the limited partners by RSILP for a subsequent taxable year, in accordance with the applicable provisions of the U.S. Internal Revenue Code of 1986, as amended (or comparable provision of state tax law).
Tax Distributions
The RSI A&R LPA provides for quarterly tax distributions payable in accordance with the RSI A&R LPA to the holders of RSILP Units on a pro rata basis based upon an agreed-upon formula related to the taxable income of RSILP allocable to holders of RSILP Units. Generally, these tax distributions will be computed based on RSILP’s estimate of the taxable income of RSILP allocable to each holder of RSILP Units (based on certain assumptions) multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporation resident in Illinois, subject to various adjustments. Distributions, including tax distributions, will be made to holders of RSILP Units on a pro rata basis.
Exchange of RSILP Units for Class A Common Stock
The Sellers may, up to four times per calendar year, exchange all or any portion of their RSILP Units, together with the cancellation of an equal number of shares of Class V Common Stock, for a number of shares of Class A Common Stock equal to the number of exchanged RSILP Units by delivering a written notice to RSILP and a copy to RSI ASLP, Inc., a wholly owned subsidiary of the Company (the “Special Limited Partner”); provided that no holder of RSILP Units may exchange less than 1,000 RSILP Units in any single exchange unless exchanging all of the RSILP Units held by such holder at such time, subject in each case to the limitations and requirements set forth in the RSI A&R LPA regarding such exchanges. Notwithstanding the foregoing, the Special Limited Partner may, at its sole discretion, in lieu of delivering shares of Class A Common Stock for any RSILP Units surrendered for exchange, pay an amount in cash per RSILP Unit equal to the 5-day VWAP of the Class A Common Stock on the date of the receipt of the written notice of the exchange.
Exchange Ratio
For each RSILP Unit exchanged, one share of Class V Common Stock will be canceled and one share of Class A Common Stock will be issued to the exchanging holder. If the Class A Common Stock is converted or changed into another security, securities or other property, on any subsequent exchange an exchanging RSILP Unit holder will be entitled to receive such security, securities or other property.
Restrictions on Exchange
In certain circumstances RSI GP may limit the rights of holders of RSILP Units to exchange their RSILP Units under the RSILP A&R LPA if RSI GP determines in good faith that such restrictions are necessary so that RSILP will not be classified as a “publicly traded partnership” under applicable tax laws and regulations.
Investor Rights Agreement
At the closing of the Business Combination, the Company, Sellers, the Founder Holders (as defined in the Investor Rights Agreement), and the Sellers’ Representative entered into the Investor Rights Agreement, pursuant to which, among other things, (i) the Sponsor has the right to nominate up to two directors to the Board and the Sellers’ Representative has the right to nominate the remaining directors of the Board (see the section “Proposal No. 1 Election of Directors – Director Nomination Process” in this Proxy Statement for further information regarding these designation rights), and the Sellers’ Representative has the right to appoint up to three non-voting board observers to the Board, in each case subject to certain conditions, (ii) the Company provided the Sellers and the Sponsor certain registration rights with respect to the shares of Class A Common Stock held by the Sellers and the Sponsor, and (iii) the amendment to a letter agreement, originally entered into on February 20, 2020, executed in connection with the Business Combination Agreement, by and among certain then-current officers and directors of the Company, the Sponsor, the Company, RSILP and the Sellers’ Representative (the “Amended Insider Letter”) was deemed amended to remove the 12-month lock-up period contained therein applicable to the Sponsor, Niccolo de Masi, Harry You and the independent directors, in each case as more fully described in the Investor Rights Agreement.
Services Agreement
At the closing of the Business Combination, RSILP and Rush Street Gaming, LLC, a current affiliate of RSILP (“RSG”), entered into a Services Agreement (the “Services Agreement”), pursuant to which, among other things, RSG or certain of its affiliates provides certain specified services to the Company for a period of two years following the closing of the Business Combination, subject to extension and early termination, including, without limitation, certain corporate and shared services related to functions such as government affairs, certain business development, insurance and other services (in each case as more fully described in the Services Agreement). As compensation for the provision of these services, during the term of the Services Agreement, RSILP reimburses RSG for (i) all third party costs, including fees and costs incurred in connection with any required consents, incurred in connection with the provision of services, (ii) its reasonable and documented out-of-pocket travel and related expenses as approved by RSILP, and (iii) an allocable portion of payroll, benefits and overhead with respect to RSG’s or its affiliates’ employees who perform or otherwise assist in providing the services.
Tax Receivable Agreement
Simultaneously with the closing of the Business Combination, the Company, the Special Limited Partner, RSILP, the Sellers and the Sellers’ Representative entered into a tax receivable agreement (the “Tax Receivable Agreement” or “TRA”), which provides for, among other things, payment by the Special Limited Partner to the Sellers of 85% of the net income tax savings realized by the Company and its consolidated subsidiaries (including the Special Limited Partner) as a result of the increases in tax basis and certain other tax benefits related to the transactions contemplated under the Business Combination Agreement and the exchange of certain RSILP Units for Class A Common Stock (or cash) pursuant to the RSI A&R LPA and tax benefits related to entering into the TRA, including tax benefits attributable to payments under the TRA (as more fully described in the TRA). The TRA remains in effect until all such tax benefits have been utilized or expired unless the Special Limited Partner exercises its rights to terminate the TRA for an amount representing the present value of anticipated future tax benefits under the TRA or certain other acceleration events occur.
The Company expects that the payments the Special Limited Partner will make under the TRA could be substantial and could have a material adverse effect on the Company’s financial condition. Based primarily on the three-year cumulative income analysis and anticipated future earnings, management has determined that it is more likely than not that the Company will be able to utilize its deferred tax assets subject to the TRA. As of December 31, 2025 and 2024, the Company recognized a TRA liability of $130.1 million (including $1.2 million classified as current liability) and $0.7 million, respectively, based on tax benefits realized in the current and prior tax year. Unrecognized TRA liability was nil and $104.3 million as of December 31, 2025 and 2024, respectively. Change in tax receivable agreement liability of $107.8 million and $0.7 million during the years ended December 31, 2025 and 2024, respectively, was recorded upon recognition of the TRA liability. The increase in the liability is primarily due to the issuance of Class A Common Stock upon RSILP Unit exchanges.
RSILP’s Related Party Transactions
Mr. Neil Bluhm and his adult children (including Ms. Leslie Bluhm and Mr. Andrew Bluhm), through their individual capacities or trusts that they have created for the benefit of themselves or their family members, have an indirect controlling or material interest in the following entities: RSG, Rivers IP Holdings, LLC (“Rivers IP”), Sugar House HSP Gaming, LP (“Sugar House”), Holdings Acquisition Co, LP (“Rivers Pittsburgh”) which may be deemed affiliates of the Company, Midwest Gaming & Entertainment, LLC (“Midwest Gaming”), Capital Region Gaming, LLC (“Rivers Schenectady”), Rivers Portsmouth Gaming, LLC (“Rivers Portsmouth”), LAMB Partners, LLC and LAMB Capital Advisors, LLC (together with LAMB Partners, LLC, “LAMB”). Mr. Bluhm serves on the boards or is the controlling party of RSG, Sugar House, Rivers Pittsburgh, Midwest Gaming, Rivers Schenectady, Rivers Portsmouth and LAMB. Mr. Greg Carlin, in his individual capacity and through trusts or other entities that he has created for the benefit of himself and his family members, has an indirect material economic interest in each of the following entities: Sugar House, Rivers Pittsburgh, Midwest Gaming, Rivers Schenectady, and Rivers Portsmouth. Each of the foregoing entities regularly engage in transactions with RSILP, which are more fully described below.
RSG
RSG previously owned the “Rush Street” and “Rush Rewards” trademarks used by RSILP. Pursuant to the Business Combination Agreement, these trademarks and several other trademarks and domain names that we use in connection with our business were transferred and assigned to us by RSG and its affiliates, as applicable, and we granted to RSG and its affiliates a perpetual, royalty-free license to use certain of these trademarks and domain names in certain fields of use. This license is either exclusive or non-exclusive based on the field of use and the particular trademark or domain name.
Rivers IP
Rivers IP owns the rights to the “rushstreetinteractive.com” domain name, which were assigned to us by Rivers IP in connection with the Business Combination, and, as further described below, certain other intellectual property used by RSILP. In connection with the Business Combination, we, together with Rivers IP and RSG, entered into an amended and restated license agreement. This amended and restated agreement provides RSILP with a license to utilize the “Rivers,” “betrivers,” “betrivers.com” trademarks and domain names under certain prescribed terms. Under the terms of this amended and restated agreement, in jurisdictions in which an RSG affiliate operates a “Rivers” branded casino and RSILP provides retail and/or online sports wagering services or online gaming services, RSILP receives a sublicense from the applicable “Rivers” branded casinos to utilize such trademarks and domain names in connection with RSILP’s operation of retail and online sports betting and online gaming under the casinos’ regulatory licenses. We amended RSILP’s agreement with Rivers IP to better reflect the parties’ intent and current licensing practices.
Affiliated Land-Based Casinos
Neil Bluhm and his adult children (including Mr. Andrew Bluhm and Ms. Leslie Bluhm, both members of the Board), through their individual capacities, entities or trusts that they have created for the benefit of themselves or their family members, and Greg Carlin, through his individual capacity, entities or trusts that he has created for the benefit of himself or his family members, are direct or indirect owners, directors and/or officers of certain land-based casinos. The Company has entered into certain agreements with these affiliated land-based casinos that create strategic partnerships aimed to capture the online gaming, online sports betting and retail sports services markets in the various states and municipalities where the land-based casinos operate.
Generally, the Company pays a royalty fee to the land-based casino (calculated as a percentage of the Company’s revenue less reimbursable costs as defined in the agreement) in exchange for the right to operate real-money online casino and/or online sports betting under the gaming license of the land-based casinos. Royalties related to arrangements with affiliated casinos were $72.9 million for the year ended December 31, 2025, which were net of any consideration received from the affiliated casino for reimbursable costs, as well as costs that are paid directly by the affiliate casino on the Company’s behalf. Net royalties paid are recorded as costs of revenue in the accompanying consolidated statements of operations. In certain cases, the affiliate casino maintains the bank account that processes cash deposits and withdrawals for RSI customers. Accordingly, at any point in time, the Company will record a receivable from the affiliate, representing RSI total gaming revenue (with RSI customers) that was collected by the affiliate, less consideration payable to the affiliate for use of its license, which is offset by any consideration received from the affiliate based on the terms of the agreement. Receivables due from affiliated land-based casinos were $19.9 million as of December 31, 2025.
In addition, the Company provides retail sports services to certain affiliated land-based casinos in exchange for a monthly commission based on the land-based casino’s retail sportsbook revenue. Services include ongoing management and oversight of the retail sportsbook, technical support for the land-based casino’s customers, customer support, risk management, advertising and promotion, and support for the third-party vendor’s sports betting equipment. Revenue recognized relating to retail sports services provided to affiliated land-based casinos during the year ended December 31, 2025 was not material to the consolidated financial statements. Any payables due to the affiliated land-based casinos are netted against Affiliate Receivables to the extent a right of offset exists, yet such amounts were not material to the consolidated financial statements as of December 31, 2025.
Specifically, RSILP has entered into the following agreements with affiliated land-based casinos:
Sugar House d/b/a Rivers Philadelphia
RSILP has entered into four agreements with Sugar House related to retail and online sports wagering and online gaming operations: (a) the Retail Sports Book Agreement, dated as of December 11, 2018, by and between Rush Street Interactive PA, LLC and Sugar House (the “Sugar House RSBA”); (b) the Online Sports Wagering Operations and License Agreement, dated as of May 28, 2019, by and between RSILP and Sugar House, as amended by Amendment No. 1, dated as of June 26, 2019 (as further amended, the “Sugar House OSWOLA”); (c) the Online Interactive Gaming Operations and License Agreement, dated as of July, 2019, by and between Rush Street Interactive PA, LLC, RSILP and Sugar House (as further amended, the “Sugar House OIGOLA”); and (d) the Software and Services Agreement, dated as of July 10, 2015, by and between RSILP and Sugar House (the “Sugar House SSA”). Sugar House launched its (i) Casino4Fun social gaming offerings on July 10, 2015, (ii) retail sports betting offerings on December 13, 2018, (iii) online sports betting offerings on May 31, 2019 and (iv) online gaming offerings under the “Play Sugar House” skin on June 19, 2019 and under the “BetRivers” skin on January 30, 2020.
Pursuant to the Sugar House RSBA, RSILP provides support services for retail sports wagering offered at the Rivers Philadelphia casino. Pursuant to the Sugar House OSWOLA and OIGOLA, respectively, RSILP operates the online sports wagering and online gaming site in Pennsylvania. RSI has a license to utilize (i) the “Rivers” and “betrivers” marks pursuant to the arrangements described under “— Rivers IP Holdings, LLC”, above, and (ii) the “Sugar House” mark pursuant to certain license agreements between Sugar House and RSI.
Pursuant to the Sugar House SSA, RSILP provides software and services to support the Casino4Fun Casino, which is a customer-branded social gaming casino site and does not involve any real money wagering, but customers can deposit money to be redeemed for credits to be used on the site.
Rivers Pittsburgh d/b/a Rivers Casino
RSILP has three agreements with Rivers Pittsburgh: (a) the Retail Sports Book Agreement, dated as of December 11, 2018, by and between Rush Street Interactive PA, LLC and Rivers Pittsburgh, as amended by Amendment No. 1, dated as of June 21, 2019 (the “Rivers Pittsburgh RSBA”); (b) the Online Sports Wagering Operations and License Agreement, dated as of June 21, 2019, by and between Rush Street Interactive PA, LLC and Rivers Pittsburgh, as amended by Amendment No. 1, dated as of June 21, 2019 (the “Rivers Pittsburgh OSWOLA”); and (c) the Software and Services Agreement, dated as of July 10, 2018, by and between RSILP and Rivers Pittsburgh (the “Rivers Pittsburgh SSA”). Rivers Pittsburgh launched its Casino4Fun social gaming offerings on July 10, 2018, its retail sports betting offerings on December 13, 2018 and its online sports betting offerings on June 25, 2019.
Pursuant to the Rivers Pittsburgh RSBA, RSILP provides support services for retail sports wagering offered at the Rivers Pittsburgh casino. Pursuant to the Rivers Pittsburgh OSWOLA, RSILP operates the online sports wagering site.
Pursuant to the Rivers Pittsburgh SSA, RSILP provides software and services to support the Casino4Fun Casino, which is a customer-branded social gaming casino site and does not involve any real money wagering, but customers can deposit money to be redeemed for credits to be used on the site.
Midwest Gaming d/b/a Rivers Casino
RSILP has two agreements with Midwest Gaming: (a) the Retail Sports Book Agreement, dated March 9, 2020, by and between Rush Street Interactive IL, LLC and Midwest Gaming (the “Midwest RSBA”); and (b) the Software and Services Agreement, dated as of December 12, 2017, by and between RSILP and Midwest Gaming (the “Midwest Gaming SSA”). Pursuant to the Midwest RSBA, RSILP provides support services for retail sports wagering offered at Rivers Des Plaines casino. Midwest Gaming launched its retail sports wagering offerings on March 9, 2020. Pursuant to the Midwest Gaming SSA, RSILP provides software and services to support the Casino4Fun Casino, which is a customer-branded social gaming casino site and does not involve any real-money wagering, but customers can deposit money to be redeemed for credits to be used on the site. Additionally, Midwest Gaming has committed to having RSI provide Midwest Gaming with software and services for its online sports wagering and online gaming sites (the “Midwest Arrangement”). The Midwest RSBA currently is in effect until the earlier of (i) June 7, 2020 (subject to an unlimited number of 30-day extensions of this date as agreed by RSILP and Midwest Gaming) and (ii) the execution of the Midwest Arrangement. The Midwest RSBA is currently in effect and RSILP expects it to remain in effect.
Rivers Schenectady d/b/a Rivers Casino & Resort
RSILP has two primary agreements with Rivers Schenectady: (a) the Sports Wagering and Interactive Gaming License Agreement, dated as of October 6, 2020, by and between Rush Street Interactive NY, LLC and Rivers Schenectady, as amended by Amendment No. 1 to Sports Wagering and Interactive Gaming License Agreement, dated as of November 10, 2021 and Amendment to Sports Wagering and Interactive Gaming License Agreement, dated as of January 21, 2026 (as amended, the “Rivers Schenectady SWIGLA”); and (b) the Software and Services Agreement, dated as of December 15, 2016, by and between RSILP and Rivers Schenectady (the “Rivers Schenectady SSA”). Rivers Schenectady launched its Casino4Fun social gaming offerings on December 15, 2016 and its retail sports betting offerings on July 16, 2019.
Pursuant to the Schenectady SWIGLA, RSILP provides support services for Rivers Schenectady’s retail sports wagering operations for a term of twenty years. Additionally, pursuant to the Schenectady SWIGLA, Rivers Schenectady provides RSILP with the right to operate, among other things, interactive gaming operations in the state of New York under Rivers Schenectady’s regulatory licenses, if permitted under applicable law.
Pursuant to the Rivers Schenectady SSA, RSILP provides software and services to support the Casino4Fun Casino, which is a customer-branded social gaming casino site and does not involve any real money wagering, but customers can deposit money to be redeemed for credits to be used on the site.
Rivers Portsmouth d/b/a Rivers Casino Portsmouth
On October 6, 2020, RSILP entered into a Sports Betting and Interactive Gaming License Agreement with Rivers Portsmouth (the “Portsmouth SBIGLA”). Pursuant to the Portsmouth SBIGLA, RSILP provides support services for Rivers Portsmouth’s retail sports betting operations for a term of twenty years. Additionally, pursuant to the Portsmouth SBIGLA and a related Online Gaming Term Sheet, dated January 21, 2026, Rivers Portsmouth provides RSILP the right to operate, and RSILP currently operates, online sports betting and, if permitted under applicable law, interactive gaming operations in the Commonwealth of Virginia under Rivers Portsmouth’s regulatory licenses.
HOUSEHOLDING INFORMATION
Unless we have received contrary instructions, we may send a single copy of this Proxy Statement, the Annual Report or Notice of Internet Availability of Proxy Materials to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding”, reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, we will deliver promptly a separate copy of this Proxy Statement. Such stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:
If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at Rush Street Interactive, Inc., 900 N. Michigan Avenue, Suite 950, Chicago, Illinois 60611 or by telephone at (773) 893-5855, to inform us of his or her request; or if a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.
TRANSFER AGENT AND REGISTRAR
The transfer agent for our securities is Continental Stock Transfer & Trust Company.
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
We provide an informal process for stockholders to send communications to our Board and its members. Stockholders who wish to contact our Board or any of its members, including our Lead Director, may do so by writing to Rush Street Interactive, Inc., 900 N. Michigan Avenue, Suite 950, Chicago, IL 60611. At the direction of the Board, all mail received will be opened and screened for security purposes. Correspondence directed to an individual Board member is referred to that member. Correspondence not directed to a particular Board member is referred to our Corporate Secretary.
Submission of Stockholder Proposals and Director Nominations for our 2027 Annual Meeting
Stockholders who intend to have a proposal or director nomination considered for inclusion in our proxy materials for presentation at our 2027 annual meeting of stockholders must submit the proposal or director nomination to us no later than [ ]. If we change the date of our 2027 Annual Meeting by more than thirty days from the date of the previous year’s annual meeting, the deadline shall be a reasonable time before we begin to print and send our proxy materials. In accordance with our Bylaws, for a proposal or director nomination not included in our proxy materials to be brought before the 2027 annual meeting of stockholders, a stockholder’s notice of the proposal or director nomination that the stockholder wishes to present must be delivered to our Corporate Secretary, care of Rush Street Interactive, Inc., 900 N. Michigan Avenue, Suite 950, Chicago, IL 60611, not less than 90 nor more than 120 days prior to the first anniversary of the 2026 Annual Meeting. Accordingly, any notice given pursuant to our Bylaws and outside the process of

Rule 14a-8 must be received no earlier than [ ] and no later than [ ]. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or director nomination that does not comply with these and other applicable requirements.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, including a statement that they will solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. Please note that the notice deadline under Rule 14a-19 is the same as the applicable notice period under the advance notice provisions of our Bylaws described above.
WHERE YOU CAN FIND MORE INFORMATION
As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other information with the SEC. As an electronic filer, our public filings are maintained on the SEC’s website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. The address of that website is https://ir.rushstreetinteractive.com/financials/sec-filings/default.aspx. Our website is not part of or incorporated by reference into this Proxy Statement.

2025 ANNUAL REPORT
Our 2025 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, is being mailed with this Proxy Statement to those stockholders who receive this Proxy Statement in the mail. Stockholders can also access our 2025 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, at https://www.cstproxy.com/rushstreetinteractive/2026.
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Corporate Secretary at our offices at 900 N. Michigan Avenue, Suite 950, Chicago, Illinois 60611 or by electronic mail at CorporateSecretary@rushstreetinteractive.com.
Your vote is important. Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet voting as described on your proxy card.

                                By Order of the Board of Directors

                                Selden Ross
                                Corporate Secretary

APPENDIX A
PROPOSED AMENDMENTS TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF RUSH STREET INTERACTIVE INC.
The following sets forth the text of the Charter Amendments (with proposed additions reflected by underlined text and proposed deletions reflected by lined-out text), as described in Proposal 3 of this proxy statement.
Amend Article VI, Section 6.3 as follows:
Section 6.3    Resignation, Disqualification, and Removal. Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted by the By-Laws. Without limiting the rights of any party pursuant to the Investor Rights Agreement, any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock of the Corporation, voting separately as a series or together with one or more other such series, as the case may be) may be removed only for cause and only upon the affirmative vote of the holders of a majority in voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided that any director who is or becomes an Unsuitable Person pursuant to the terms of Article XIV, shall resign from office within 5 business days after becoming an Unsuitable Person and, if such director does not resign by the end of such period, such director shall be automatically ~~may be~~ removed from office without any further action needed by the Company, the Board or the stockholders of the Company; provided further that, solely for the avoidance of doubt, this removal requirement is in addition to (and not in lieu) of any right of the stockholders of the Company to remove such director. In the event of a dispute as to whether a director is or has become an Unsuitable Person, the Board’s good-faith determination that such director is an Unsuitable Person shall resolve the dispute ~~upon a good faith finding of the Board that such director is an Unsuitable Person pursuant to the terms of Article XIV~~. Without limiting the rights of any party pursuant to the Investor Rights Agreement, in case the Board or any one or more directors should be so removed, new directors may be elected pursuant to Section 6.2.
Amend Article VIII, Section 8.1 as follows:
Section 8.1    Limited Liability of Directors and Officers. To the fullest extent permitted by law, no director or officer of the Corporation will have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, as applicable. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer, as applicable, of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Neither the amendment nor the repeal of this Article VIII shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director or officer of the Corporation existing prior to such amendment or repeal.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

2026

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

RUSH STREET INTERACTIVE, INC.

Your Internet vote authorizes the named proxy to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 2, 2026.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend the annual meeting, visit: https://www.cstproxy.com/rushstreetinteractive/2026

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" ON PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3.

Please mark your votes like this **X**

1. Election of Class III Director Nominees
   1. Neil Bluhm
   2. Jack Markell
   3. Niccolo de Masi
   4. Thomas Winter

FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT ☐

(Instruction: To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's name on the line below)

____

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Signature________________________________ Signature, if held jointly________________________________ Date___________2026.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders
To view the 2026 Proxy Statement, 2025 Annual Report and to Attend the Annual Meeting, please go to:
https://www.cstproxy.com/rushstreetinteractive/2026

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

RUSH STREET INTERACTIVE, INC.

The undersigned appoints Kyle Sauers as proxy, with the power to appoint his substitute, and authorizes him to represent and to vote, as designated on the reverse hereof, all of the shares of Class A Common Stock and Class V Common Stock of Rush Street Interactive, Inc. held of record by the undersigned at the close of business on [ ], 2026 at the Annual Meeting of Stockholders of Rush Street Interactive, Inc. to be held on June 3, 2026, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF NEIL BLUHM, JACK MARKELL, NICCOLO DE MASI AND THOMAS WINTER TO THE BOARD OF DIRECTORS, “FOR” PROPOSAL 2, AND “FOR” PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)